As filed with the Securities and Exchange Commission on June 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFE CLIPS, INC.

Wyoming	3861	46-2378100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

2875 Northeast 191 Street, Suite 500 - #218

Aventura, FL

(800) 292-8991

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St Ste R

Sheridan, WY 82801

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Jonathan Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Phone: 954-903-7856

Fax: 954-252-4265

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security(2) (3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	510,000,000	$.005	$2,550,000	$236.39

(1)	Represents 510,000,000 shares of Common Stock that have been and may be issued by the registrant to the selling stockholder named herein pursuant to a purchase agreement, dated as of March 16, 2022, between the registrant and the selling stockholder. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	The proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee with respect to the shares of Common Stock in accordance with Rule 457(c) under the Securities Act, on the basis of the last reported sales price per share of our Common Stock as reported by OTC Markets Group on June 6, 2022.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2022

PRELIMINARY PROSPECTUS

LIFE CLIPS, INC.

510,000,000 Shares OF COMMON STOCK

This prospectus relates to the resale of up to 510,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Life Clips, Inc. (the “Company”, “we”, “us”, or “our”) by Mastiff Group, LLC (“Mastiff” or the “selling stockholder”).

The shares of Common Stock to which this prospectus relates consist of shares that have been or may be issued to Mastiff pursuant to a purchase agreement between us and Mastiff dated March 16, 2022 (the “Purchase Agreement”). We will also issue 150,000,000 shares of our Common Stock to Mastiff as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. However, we will not issue to Mastiff any number of shares that would cause them to beneficially own more than 4.9% of the issued and outstanding shares as calculated pursuant to Section 13(d) of the Securities Exchange Act.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares by Mastiff. However, we may receive proceeds of up to $50,000,000 from the sale of certain of the shares to Mastiff under the Purchase Agreement, from time to time in our discretion after the date the registration statement that includes this prospectus is declared effective and after satisfaction of other conditions in the Purchase Agreement.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of Common Stock being registered pursuant to this prospectus.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder. See “Plan of Distribution.”

Our Common Stock is presently quoted on OTC Markets Group Inc. Pink Open Market (“OTC Markets”) under the symbol “LCLP.” On June 6, 2022, the last reported sale price of our Common Stock on OTC Markets was $.005 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2022

i

About This Prospectus

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus.

Additionally, we incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling stockholder are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the selling stockholder have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “Life Clips,” the “Company,” “we,” “us” and “our” refer to Life Clips, Inc. and our subsidiaries. We have registered our name, logo and the trademarks “Life Clips” and related trademarks in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences, are incorporated by reference from our Annual Report on Form 10-K filed on October 14, 2021 and the other documents incorporated by reference into this prospectus, which include risks related to:

●	The Pandemic

○	The COVID-19 coronavirus pandemic (“COVID-19”) may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

○	It is unclear how such restrictions, which will contribute to a general slowdown in the global economy, will affect our business, results of operations, financial condition and our future strategic plans.

1

●	Our Business

○	We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

○	We may not be able to continue as a going concern.

○	If we are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

○	As regulation of cryptocurrencies is evolving, we may be negatively impacted by regulatory changes

○	Our business and strategic plans may require funding.

○	Our limited operating history does not afford investors a sufficient history on which to base an investment.

○	We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

○	If we fail to manage growth or prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital level and results of operations.

○	Our management team may not be able to successfully implement our business strategies.

○	If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.

○	Our financial results may not meet the expectation of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

○	Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of December 31, 2021. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

○	We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.

○	There is no assurance that the Company will operate profitability or will generate positive cash flow.

○	We may be unsuccessful in our efforts to use digital and other viral marketing to expand customer awareness of our services.

●	The Securities Markets and Investments in Our Securities

○	General securities market uncertainties resulting from COVID-19 and the Russian invasion of Ukraine.

○	Our executive officers and certain stockholders possess significant voting power, and through this ownership, could influence our Company and our corporate actions.

○	Liquidity of our common stock has been limited.

○	Our stock price may be volatile.

○	Our common stock is subject to price volatility unrelated to our operations.

○	A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

○	Sales of our currently issued and outstanding common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

○	Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

○	If we issue additional shares or derivative securities in the future, it may result in the dilution of our existing shareholders.

○	We do not plan to declare or pay any dividends to our stockholders in the near future.

○	The requirements of being a public company may strain our resources and distract management.

○	Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and effect reported results of operations. “Penny Stock” rules may make buying or selling our common stock difficult.

2

In addition, risks related specifically to this offering are presented in the Risk Factors section of this prospectus on page 7.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Structure and History

Life Clips, Inc. (“Life Clips”, “LCLP”, “we,” “us,” “our,” and the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”, “Subsidiary”), a developer of artificial intelligence (“AI”) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector.

Cognitive Apps sold all of its issued and outstanding capital stock to LCLP, becoming a wholly-owned subsidiary of LCLP.

On August 25, 2021, LCLP closed its acquisition of Belfrics Holdings Limited and its related entities (collectively “Belfrics”) operating cryptocurrency exchanges and blockchain development services in Asia and Africa. The entities acquired are:

Belfrics Global PTE Ltd., a Singapore corporation

Belfrics BT Pvt Ltd, an India corporation

Belfrics Cryptex Pvt Ltd, an India corporation

Belfrics Tanzania Ltd, a Tanzania corporation

Belfrics Nigeria Pvt Ltd, a Nigeria corporation

Belfrics BT SDN BHD, a Malaysia corporation

Belfrics Holding Limited, a Malaysia corporation

Belfrics Academy SDN BHD, a Malaysia corporation

Belfrics International Ltd, a Malaysia corporation

Belfrics Europe SL, a Spain corporation

Belfrics Kenya Pvt. Ltd, a Kenya corporation

Incrypts SDN BHD, a Malaysia corporation

Belfrics Malaysia SDN BHD

The Company issued the Belfrics shareholders a new class of preferred stock with an initial issuance price of $20,000,000 (Twenty Million Dollars) in the aggregate. The Belfrics shareholders can earn up to an additional $15,000,000 (Fifteen Million Dollars) by reaching certain milestones.

3

Our website is https://lifeclips.com/. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

Company Overview

Cognitive Apps provides an AI powered mental health analytics platform empowering businesses to measure, understand, and improve the mental well-being of their employees, patients or customers. The Cognitive Apps solution is driven to achieve the Three Pillars: improved diagnostic outcomes, better and more personalized care for individuals, and to decrease the overall costs and time for the care. An individual only needs to record their voice on a handset, iPad, or tablet. The Cognitive Apps assessment is designed to be administered as often as daily, in order to provide a more granular picture of changes in mental health over time. As a result, the Cognitive apps assessment can be routinely completed to monitor mental health and track variables that might be impacted by treatment.

Cognitive Apps delivers a comprehensive approach to well-being, supporting the whole person. Cognitive apps currently has partnerships with Ehave (OTC: EHVVF), Mycotopia (OTC: TWGL), Welmind EMR, Betterhelp, Belshare, and Movefit.

Founded in 2015, the Belfrics digital exchange platform, which was fully developed in-house, is one of the most compliant platforms in the cryptocurrency industry. Supported by the proprietary technology of Belrium Blockchain KYC solution, the KYC (“Know Your Customer”) and AML (“Anti-Money Laundering”) process of Belfrics Exchange is well accepted compliance solution. With 10 operational offices in 8 countries, Belfrics provides localized and personalized support to digital currency traders. Through its Blockchain Academy, Belfrics provides continuous training to traders, developers and blockchain enthusiasts in more than 20 countries. Belfrics is licensed and regulated by the Labuan Financial Services Authority (LFSA) in Malaysia.

In addition to the digital assets exchange services, Belfrics’ Belrium Blockchain is a core solution over which multiple decentralized applications (dApp) are built. The Blerium-based KYC solution (BKVS) received a patent from Nigeria Patent Authority and Capital Markets Authority of Kenya (CMA) granted a Sandbox license for Belfrics to test the KYC solution for financial institutions. Belfrics has developed decentralized applications on Belrium blockchain for health, education and employment sectors.

For a more thorough discussion of the Company’s business, see “Business” on page 25.

4

The Offering

Issuer	Life Clips Inc.

Common Stock offered by the selling stockholder	Up to $50,000,000 worth of shares of our Common Stock, consisting of:

	●	35,460,739 shares of our Common Stock initially issued to the selling stockholder as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement (the “Commitment Shares”),

	●	up to approximately 474,539,261 shares of Common Stock that we may sell to the selling stockholder, from time to time at our sole discretion, pursuant to the Purchase Agreement, described below.

Common Stock outstanding prior to this Offering	1,794,446,647 shares (as of June 3, 2022)*

Common Stock outstanding immediately after this Offering	2,304,446,647 shares (as of June 3, 2022)*

Trading symbol	Our Common Stock is currently listed on OTC Markets under the symbol “LCLP.”

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares of our Common Stock by the selling stockholder through this prospectus. However, we may receive gross proceeds of up to $50.0 million from the sale of our Common Stock to the selling stockholder under the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares, or any additional Commitment Shares issued pursuant to the Purchase Agreement, to the selling stockholder under the Purchase Agreement. We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. See “Use of Proceeds” on page 14 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 7.

* The above discussion excludes:

●	A number of shares of Common Stock issuable from the conversion of Series B and Series C preferred

5

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for the fiscal years ended June 30, 2021 and June 30, 2020, and the summary consolidated balance sheet data as of June 30, 2021 and June 30, 2020, are derived from our audited consolidated financial statements incorporated by reference. The consolidated statement of operations data for the three and nine months ended March 31, 2022 and 2021 and the summary consolidated balance sheet data as of March 31, 2022, are derived from our unaudited condensed consolidated financial statements incorporated by reference.

The summarized financial information presented below is derived from and should be read in conjunction with our audited consolidated financial statements and our unaudited condensed consolidated financial statements incorporated by reference including the notes to those financial statements, both of which are incorporated by reference in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

	March 31,	June 30,
	2022	2021	2020
Consolidated Balance Sheets Data:
Cash, operating	$855,759	$230,685	$12,160
Cash, restricted	1,664,873	34,271	-
Total current assets	2,520,632	264,956	12,160
Total assets	50,624,450	303,378	12,160
Total current liabilities	11,412,917	7,827,665	18,708,560
Total liabilities	26,119,132	7,827,665	18,708,560
Total stockholders’ equity	24,505,318	(7,524,287)	(18,696,400)

	For the Three Months Ended		For the Nine Months Ended		For the Years Ended
	March 31,		March 31,		June 30,
	2022	2021	2022	2021	2021	2020
Statement of Operations:
Revenue	$2,964,111	$-	$5,244,952	$-	$50,000	$-
Operating expenses, excluding depreciation and amortization	1,709,204	91,239	3,868,479	286,629	599,590	326,614
Depreciation and amortization	-	11,783	154,399	15,878	99,960	22,890
Income/(Loss) from operations	(1,035,031)	(91,239)	(1,592,465)	(286,629)	(3,479,037)	(10,740,327)
Net income/(loss) attributable to parent	3,372,853	4,807,112	(629,693)	8,543,125	(3,457,397)	(10,740,327)

6

Risk Factors

An investment in our common stock involves a high degree of risk, including the potential loss of all or part of your investment. Before making an investment decision to purchase our common stock, you should carefully read and consider all the risks and uncertainties described below, some of which may be exacerbated by COVID-19, as well as other information included in this prospectus and the information incorporated by reference into this prospectus. The occurrence of any of the following risks or additional risks and uncertainties that are currently immaterial or unknown could have a material adverse effect on our business, results of operations, and financial condition and the price of our Common Stock could decline, and you may lose all or part of your investment. The following risk factors are not necessarily presented in order of relative importance and should not be considered to represent a complete set of all potential risks that could affect us. This prospectus contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See Cautionary Statement Regarding Forward-Looking Statements

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

On March 16, 2022, we entered into the Purchase Agreement with Mastiff Group LLC, pursuant to which the selling stockholder has committed to purchase up to $50,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the selling stockholder at our discretion from time to time over a 24-month period commencing on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the selling stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or no additional amount of the shares of our Common Stock that may be available for us to sell to selling stockholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the purchase price per share that the selling stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the selling stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to the selling stockholder, we are registering 510,000,000 shares of our Common Stock, which is fewer shares than necessary to realize the Total Commitment. Therefore, the actual gross proceeds from the sale of the shares may be substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares than the shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder of any such additional shares of our Common Stock over the 510,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial number of shares of Common Stock in addition to the 510,000,000 shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the selling stockholder under the Purchase Agreement.

Any issuance and sale by us under the Purchase Agreement of a substantial number of shares of Common Stock in less than or greater than the number of shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock we ultimately sell to the selling stockholder under the Purchase Agreement.

7

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the selling stockholder. If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

Subject to the terms and conditions of the Purchase Agreement, we may, at our discretion, direct the selling stockholder to purchase up to $50,000,000 of shares of our Common Stock under the Purchase Agreement from time-to-time over a 24-month period beginning on the Commencement Date. Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to the selling stockholder and we are registering 510,000,000 shares of our Common Stock. The purchase price per share for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any additional shares, will fluctuate based on the market prices of our Common Stock. Accordingly, it is not currently possible to predict the number of shares that will be sold to the selling stockholder, if any additional shares, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised in connection with those sales.

Assuming a purchase price of $.0098 per share (which represents the closing price of our Common Stock on OTC Markets on March 24, 2022), the purchase by the selling stockholder of all of the remaining 433,469,388 shares available under the Purchase Agreement from and after the Commencement Date would result in aggregate gross proceeds to us of approximately $4,248,000, which is substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement.

Accordingly, in order to receive aggregate gross proceeds equal to the $50,000,000 Total Commitment available to us under the Purchase Agreement, we would need to issue and sell to the selling stockholder under the Purchase Agreement more than the number of shares of our Common Stock being registered, which, would require us to first (i) obtain stockholder approval to increase the number of authorized shares of Common Stock by amending our Articles of Incorporation (unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $0.0197, in which case we would have sufficient authorized shares of Common Stock), and (ii) to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement.

The extent to which we rely on the selling stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from the selling stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working and other capital needs. Even if we were to sell to the selling stockholder all of the shares of Common Stock available for sale to the selling stockholder under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects.

Sales of our common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, the sale of the shares of our common stock acquired by the Selling Stockholder could cause the price of our common stock to decline, and the actual number of shares we will issue under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to an aggregate amount of up to $50,000,000 of shares of our common stock that we may sell to the Selling Stockholder from time to time prior to March 16, 2024. The number of shares ultimately offered for sale to the Selling Stockholder under this prospectus supplement is dependent upon the number of shares we elect to sell to the Selling Stockholder under the Purchase Agreement. See “Committed Equity Financing” for more information about our obligations under the Purchase Agreement.

8

Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline. After the Selling Stockholder has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to the Selling Stockholder by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to the Selling Stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to the Selling Stockholder (other than the mandatory purchase notice described above that we are obligated to issue), and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on Mastiff as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to the Selling Stockholder under the Purchase Agreement may in no case exceed the number of shares authorized but not issued or reserved unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $0.0197 or we obtain stockholder approval increase the number of authorized shares of Common Stock.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, warrants and convertible preferred shares, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the Offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Risks related to our Business

The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Crypto assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different crypto assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other crypto networks—ranging from cloud computing to tokenized securities networks—have only recently been established. The further growth and development of any crypto assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of crypto assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

● Many crypto networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective crypto assets and underlying blockchain networks, any of which could adversely affect their respective crypto assets.

● Many crypto networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective crypto networks.

● Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying crypto assets.

9

● Security issues, bugs, and software errors have been identified with many crypto assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some crypto assets, such as when creators of certain crypto networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a crypto assets could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a crypto network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.

● The development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of crypto assets, and reduce a crypto’s price and attractiveness.

● If rewards and transaction fees for miners or validators on any particular crypto network are not sufficiently high to attract and retain miners, a crypto network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.

● Many crypto assets have concentrated ownership or an “admin key”, allowing a small group of holders to have significant unilateral control and influence over key decisions relating to their crypto networks, such as governance decisions and protocol changes, as well as the market price of such crypto assets.

● The governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular crypto network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow.

● Many crypto networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective crypto assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of crypto may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our business involves the collection, storage, processing, and transmission of confidential information, customer, employee, service provider, and other personal data, as well as information required to access customer assets. We have built our reputation on the premise that our platform offers customers a secure way to purchase, store, and transact in crypto assets. As a result, any actual or perceived security breach of us or our third-party partners may:

● harm our reputation and brand;

● result in our systems or services being unavailable and interrupt our operations;

● result in improper disclosure of data and violations of applicable privacy and other laws;

● result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;

● cause us to incur significant remediation costs;

● lead to theft or irretrievable loss of our or our customers’ fiat currencies or crypto assets;

● reduce customer confidence in, or decreased use of, our products and services;

● divert the attention of management from the operation of our business;

● result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and

● adversely affect our business and operating results.

10

Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or crypto companies, whether or not we are directly impacted, could lead to a general loss of customer confidence in the cryptoeconomy or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including the crypto industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and crypto assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have experienced from time to time, and may experience in the future, breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may in turn be used to access our information technology systems and customers’ crypto assets. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. Further, there has been an increase in such activities as a result of the novel coronavirus, or COVID-19, pandemic. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

Although we maintain insurance coverage that we believe is adequate for our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our platform, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, trust companies, securities, broker-dealers and ATS, commodities, credit, crypto asset custody, exchange, and transfer, cross-border and domestic money and crypto asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the cryptoeconomy, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

11

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development of the cryptoeconomy as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain crypto asset transactions, as has occurred in certain jurisdictions in the past. For example, under recommendations from the Financial Crimes Enforcement Network, or FinCEN, and the Financial Action Task Force, or FATF, the United States and several foreign jurisdictions are likely to impose the Funds Travel Rule and the Funds Transfer Rule (commonly referred to collectively as the Travel Rule) on financial service providers in the cryptoeconomy. We may face substantial compliance costs to operationalize and comply with the Travel Rule and may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result. More recently, in December 2020, FinCEN released a proposed rule that would require us to collect personal information from the owners of self-custodied wallets that transfer cryptocurrencies to or receive cryptocurrencies from Belfrics, and report certain transactions to the federal government. There are substantial uncertainties on how these requirements would apply in practice, and we may face substantial compliance costs to operationalize and comply with these rules. We may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result. Further E.U.-level legislation imposing additional regulatory requirements in relation to crypto-related activities is also expected in the intermediate term which, among other things, may impose new or additional regulatory requirements on both crypto service providers and issuers of certain crypto assets, which may impact our expansion into the E.U.

We operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition may be adversely affected if we are unable to respond to our competitors effectively.

The cryptoeconomy is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to further intensify in the future as existing and new competitors introduce new products or enhance existing products. We compete against a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on crypto-based services. Our main competitors fall into the following categories:

●	Traditional financial technology and brokerage firms that have entered the crypto asset market in recent years and offer overlapping features targeted at our customers.
●	Companies focused on the crypto asset market, some of whom adhere to local regulations and directly compete with our platform, and many who choose to operate outside of local rules and regulations or in jurisdictions with less stringent local rules and regulations and are potentially able to more quickly adapt to trends, support a greater number of crypto assets, and develop new crypto-based products and services due to a different standard of regulatory scrutiny.

●	Crypto-focused companies and traditional financial incumbents that offer point or siloed solutions specifically targeted at institutional customers.

Our primary source of competition to date has been from companies, in particular those located outside the United States, who are subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Their business models rely on being unregulated or only regulated in a small number of lower compliance jurisdictions, whilst also offering their products in highly regulated jurisdictions, including the United States, without necessarily complying with the relevant regulatory requirements in such jurisdictions.

To date, due to limited enforcement by U.S. and foreign regulators, many of these competitors have been able to operate from offshore while offering large numbers of products and services to consumers, including in the United States, Europe, and other highly regulated jurisdictions, without complying with the relevant licensing and other requirements in these jurisdictions, and seemingly without penalty. Due to our regulated status in several jurisdictions and our commitment to legal and regulatory compliance, we have not been able to offer many products and services that our unregulated or less regulated competitors are able to offer to a group that includes many of our customers, which may adversely impact our business, financial condition, and results of operations.

It is part of our business model to be regulatorily compliant and to offer KYC (know your customer) and AML (anti-money laundering) features as integral parts of our blockchain and exchanges.

12

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or superior products and technologies that compete with our products. Further, more traditional financial and non-financial services businesses may choose to offer crypto-based services in the future as the industry gains adoption. Our current and potential competitors may establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our existing competitors have, and our potential competitors are expected to have, various competitive advantages over us, such as:

●	the ability to trade crypto assets and offer products and services that we do not support or offer on our platform (due to constraints from regulatory authorities, our banking partners, and other factors) such as tokens that constitute securities or derivative instruments under U.S. or foreign laws;

●	greater name recognition, longer operating histories, larger customer bases, and larger market shares;

●	larger sales and marketing budgets and organizations;

●	more established marketing, banking, and compliance relationships;

●	greater customer support resources;

●	greater resources to make acquisitions;

●	lower labor, compliance, risk mitigation, and research and development costs;

●	larger and more mature intellectual property portfolios;

●	greater number of applicable licenses or similar authorizations;

●	established core business models outside of the trading of crypto assets, allowing them to operate on lesser margins or at a loss;

●	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

●	substantially greater financial, technical, and other resources.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

If we cannot keep pace with rapid industry changes to provide new and innovative products and services, the use of our products and services, and consequently our net revenue, could decline, which could adversely impact our business, operating results, and financial condition.

Our industry has been characterized by many rapid, significant, and disruptive products and services in recent years. These include decentralized applications, DeFi, yield farming, staking, token wrapping, governance tokens, innovative programs to attract customers such as transaction fee mining programs, initiatives to attract traders such as trading competitions, airdrops and giveaways, staking reward programs, and novel cryptocurrency fundraising and distribution schemes, such as “initial exchange offerings.” We expect new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that we currently provide. We cannot predict the effects of new services and technologies on our business. However, our ability to grow our customer base and net revenue will depend heavily on our ability to innovate and create successful new products and services, both independently and in conjunction with third-party developers. In particular, developing and incorporating new products and services into our business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract customers, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, our ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by our banking partners and payment processors, third-party intellectual property rights, or other factors. Moreover, we must continue to enhance our technical infrastructure and other technology offerings to remain competitive and maintain a platform that has the required functionality, performance, capacity, security, and speed to attract and retain customers, including large, institutional, high-frequency and high-volume traders. As a result, we expect to expend significant costs and expenses to develop and upgrade our technical infrastructure to meet the evolving needs of the industry. Our success will depend on our ability to develop and incorporate new offerings and adapt to technological changes and evolving industry practices. If we are unable to do so in a timely or cost-effective manner, our business and our ability to successfully compete, to retain existing customers, and to attract new customers may be adversely affected.

13

We rely on our proprietary blockchain, Belrium, which may not gain acceptance in the market which is dominated by transactions in Bitcoin and Ethereum.

We provide services based upon our Belrium Blockchain. The services provided on the Belrium Blockchain generate Belrium Tokens. While our exchanges allow for the trading of Ethereum and Bitcoin making them interchangeable with Belrium, the acceptance of services provided by the Belrium blockchain are critical to our ability to generate revenue.

Use of Proceeds

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder.

We may receive up to $50 million in gross proceeds pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, less our fees and expenses would be up to $49.9 million over an approximately 24-month period, assuming that we receive all $50 million in gross proceeds pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our shares pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this Offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

COMMITTED EQUITY FINANCING

General

On March 16, 2022, we entered into the Purchase Agreement and the Registration Rights Agreement with Mastiff. Pursuant to the Purchase Agreement, we have the right to sell to the selling stockholder up to a Total Commitment of $50,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the selling stockholder of shares of Common Stock that we have issued and may issue to the selling stockholder under the Purchase Agreement.

We do not have further right to commence any sales of our Common Stock to the selling stockholder under the Purchase Agreement until the Commencement, which is the time when all of the conditions to our right to commence sales of our Common Stock to the selling stockholder set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus is declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after the Commencement, we will control the timing and amount of any sales of our Common Stock to the selling stockholder. Actual sales of shares of our Common Stock to the selling stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that we elect to sell to the selling stockholder pursuant to a Fixed Purchase under the Purchase Agreement will be equal to equal to seventy-five percent (75%) of the arithmetic average of the Closing Sale Prices for the Common Stock during the five (5) consecutive Trading-Day period ending on the Fixed Purchase Date. There is no upper limit on the price per share that the selling stockholder could be obligated to pay for the Common Stock under the Purchase Agreement.

The Purchase Agreement prohibits us from directing the selling stockholder to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the selling stockholder (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the selling stockholder beneficially owning more than the Beneficial Ownership Cap of 4.99% of the outstanding Common Stock.

Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock for each Fixed Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of March 18, 2022, there were 1,781,946,647 shares of our Common Stock outstanding, of which 1,693,675,551shares were held by non-affiliates. If all of the shares offered for resale by the selling stockholder under this prospectus were issued and outstanding as of March 18, 2022, such shares would represent approximately 28.6% of the total number of shares of our Common Stock outstanding and approximately 30% of the total number of outstanding shares held by non-affiliates, in each case as of March 18, 2022.

14

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to the selling stockholder. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The issuance of our Common Stock to the selling stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

As consideration for the selling stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company will issue to the selling stockholder up to 150,000,000 shares of Common Stock (the “Commitment Shares”), with 35,460,739 shares of Common Stock issued on the Closing Date, and the remainder, if any, to be issued on such Commitment Date(s) as directed by the selling stockholder pursuant to the Purchase Agreement, but will not issue to the selling stockholder any shares that would cause the selling stockholder to exceed the 4.99% beneficial ownership cap.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor the selling stockholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

Purchase of Shares by Mastiff Group LLC

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement Date, to direct the selling stockholder to purchase up to a maximum amount of shares of Common Stock based on a percentage of total volume on the purchase at the applicable purchase price per share to be calculated on the trading day the selling stockholder receives purchase notice from the Company (the “Fixed Purchase Date”) in accordance with the Purchase Agreement (each, a “Fixed Purchase”), so long as (in addition to the conditions described elsewhere in this prospectus):

●	the closing sale price of the Common Stock on such VWAP Purchase Exercise Date is equal to or greater than $0.009 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement); and

●	all shares of Common Stock subject to all prior Fixed Purchase notices delivered by the Company to Mastiff, under the Purchase Agreement have theretofore been received by Mastiff, in electronic form as DWAC Shares.

The maximum number of shares of Common Stock that Mastiff is required to purchase in any single VWAP Purchase under the Purchase Agreement (the “Fixed Purchase Maximum Amount”) means an amount equal to the product of (i) twenty percent (20%) of the average trading volume of the common stock on the principal trading market for the five (5) Trading Days immediately preceding the date of delivery of a Fixed Purchase Notice (a “Purchase Notice Date”) multiplied by (ii) the volume weighted average price for the Common Stock during regular trading hours during a Trading Day on the Trading Market on the Fixed Purchase Date. Such number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Mastiff and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Mastiff beneficially owning a number of shares of Common Stock equal to (or approximating as closely as possible without exceeding) the Beneficial Ownership Cap; and

The purchase price per share of Common Stock to be purchased by Mastiff, LLC in a Fixed Purchase (the “Fixed Purchase Price”) will be equal to seventy-five percent (75%) of the arithmetic average of the Closing Sale Prices for the Common Stock during the five (5) consecutive Trading-Day period ending on the Fixed Purchase Date for such Fixed Purchase, if the Common Stock is then listed on the Trading Market, (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs. There is no upper limit on the price per share that Mastiff could be obligated to pay for the Common Stock we elect to sell to Mastiff in any VWAP Purchase under the Purchase Agreement.

15

Conditions Precedent to Commencement and For Delivery of Fixed Purchase Notices

Our right to deliver Fixed Purchase notices to the selling stockholder under the Purchase Agreement, and the selling stockholder’s obligation to Fixed Purchase notices delivered by us under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable Fixed Purchase Exercise Date for each Fixed Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the selling stockholder’s control, which conditions including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and the selling stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

●	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;

●	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall have been filed with the SEC;

●	trading in the Common Stock shall not have been suspended by the SEC or the Principal Market, the Company shall not have received any final and non-appealable notice that the quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

●	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

16

●	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on The Nasdaq Capital Market (or if the Common Stock is not then listed on The Nasdaq Capital Market, on any Eligible Market), subject only to notice of issuance;

●	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

●	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●	the receipt by the selling stockholder of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and the selling stockholder prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 24-month anniversary of the Commencement Date;

●	the date on which the selling stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to its $50,000,000 Total Commitment under the Purchase Agreement;

●	the date on which the Common Stock shall have failed to be listed or quoted on the Principal Market or any other Eligible Market; and

●	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to the selling stockholder. We and the selling stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

The selling stockholder also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving the Company;

●	our failure to file with the SEC, or the SEC’s failure to declare effective, the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement;

●	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the selling stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Mastiff;

●	trading in the Common Stock on the Principal Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

17

No termination of the Purchase Agreement by us or by the selling stockholder will become effective prior to the first Trading Day immediately following the applicable settlement date related to any pending Fixed Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Fixed Purchase (as applicable), and both we and the selling stockholder have agreed to complete our respective obligations with respect to any such pending Fixed Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Mastiff

The selling stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of Common Stock that have been or may be issued or sold by us to the selling stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the selling stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering (excluding the up to 150,000,000 shares of Common Stock (the “Commitment Shares”), with 35,460,739 shares of Common Stock issued on the Closing Date, and the remainder, if any, to be issued on such Commitment Date(s) as directed by the selling stockholder pursuant to the Purchase Agreement) may be issued and sold by us to the selling stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the selling stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, by the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the selling stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering. In addition, if we sell a substantial number of shares to the selling stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to the selling stockholder, we are registering 510,000,000 shares of our Common Stock. If after the Commencement Date we elect to sell to the selling stockholder all of the 510,000,000 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the selling stockholder in Fixed Purchases under the Purchase Agreement, depending on the market prices of our Common Stock the applicable Fixed Purchase Valuation Period for each Fixed Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of the shares may be substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 under the Purchase Agreement, we would have to register additional shares. As we have 5,000,000,000 shares authorized it may be necessary for us to increase our number of authorized shares to receive the Total Commitment amount and have sufficient shares reserved for issuance pursuant to conversion of our Series B and Series C Preferred Stock and our outstanding convertible debt.

18

In such case, in order to receive aggregate gross proceeds equal to the $50,000,000 Total Commitment available to us under the Purchase Agreement, we would need to issue and sell to the selling stockholder under the Purchase Agreement more than the number of shares of our Common Stock being registered, which, would require us to first (i) obtain stockholder approval to increase the number of authorized shares of Common Stock by amending our Articles of Incorporation (unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $ 0.0197, in which case we would have sufficient authorized shares of Common Stock), and (ii) to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the selling stockholder from our sale of shares of Common Stock to the selling stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder (2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement (3)
$.005	(4)	510,000,000	22.13%	$2,550,000
$0.02		510,000,000	22.13%	$10,200,000
$0.03		510,000,000	22.13%	$15,300,000
$0.04		510,000,000	22.13%	$20,400,000
$0.05		510,000,000	22.13%	$25,500,000
$0.075		510,000,000	22.13%	$38,250,000
$0.10		500,000,000	21.79%	$50,000,000	(5)

(1) Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to the stockholder, we are only registering 510,000,000 shares under this prospectus, which may or may not cover all of the shares we ultimately sell to the stockholder under the Purchase Agreement.

(2) The denominator is based on 1,794,446,647 shares outstanding as of June 3, 2022 adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the selling stockholder in future sales, assuming the average purchase price in the first column for all shares issued. The numerator is based on the number of shares issuable pursuant to future sales under the Purchase Agreement (that are the subject of this Offering) at the corresponding assumed average purchase price set forth in the first column.

(3) This amount assumes that the shares registered and sold do not include any of the commitment shares. We are obligated to issue up to 150,000,000 commitment shares, but we may only issue that number of commitment shares to Mastiff such that their beneficial ownership of the commitment shares does not exceed 1.99% of our total issued and outstanding shares.

(4) The closing sale price of our Common Stock on June 6, 2022.

(5) The number of registered shares to be issued are limited by the Total Commitment of $50,000,000 in shares of our Common Stock.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the selling stockholder of up to 510,000,000 shares of common stock that have been and may be issued by us to the selling stockholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this registration statement, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the selling stockholder on March 16, 2022 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the selling stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Mastiff Group LLC.

19

The table below presents information regarding the selling stockholder and the shares of common stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of May 11, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting power, including the power to vote or to direct the voting of such shares, and/or investment power, including the power to dispose or to direct the disposition of such shares. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 1,794,446,647 shares of our common stock outstanding on June 3, 2022.

Because the purchase price per share to be paid by the selling stockholder for the shares of common stock that we may, in our discretion, elect to sell to the selling stockholder from time to time after the date of this prospectus in Fixed Purchases pursuant to the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the times we elect to sell such shares to the selling stockholder in Fixed Purchases under the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such Fixed Purchases under the Purchase Agreement, the actual number of shares of common stock that we will sell to the selling stockholder under the Purchase Agreement, which may be fewer than the number of shares of common stock being offered for resale by the selling stockholder under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of common stock being offered pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Mastiff Group LLC(4)	35,460,739	1.98%	510,000,000	0	*

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	This number consists of the 35,460,739 Commitment Shares we initially issued to the selling stockholder on June 7, 2022 in consideration for its commitment to purchase shares of our common stock from time to time at our direction pursuant to the Purchase Agreement. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the selling stockholder may be required to purchase from us at our election from time to time after the date of this prospectus pursuant to VWAP Purchases under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the selling stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to the selling stockholder to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the selling stockholder, would cause the selling stockholder’s beneficial ownership of common stock to exceed the 4.99% Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 1,794,446,647 shares of our common stock outstanding as of June 3, 2022.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Mastiff, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Mastiff, LLC’s principal business is that of a private investor. Marissa Welner is the managing member of Mastiff, LLC and the beneficial owner of 15% of the membership interests in Mastiff, LLC. We have been advised that neither Ms. Welner nor Mastiff Group, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Ms. Welner as to beneficial ownership of the securities beneficially owned directly by Mastiff Group, LLC.

20

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, Mastiff Group LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, (i) we have issued to the selling stockholder 35,460,739 shares of our common stock as the initial issuance of Commitment Shares upon execution of the Purchase Agreement.

21

We also have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $87,447.

The selling stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the selling stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The selling stockholder has agreed that during the term of the Purchase Agreement, neither the selling stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently quoted on OTC Markets under the symbol “LCLP”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: our ability to successfully develop new products and services for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude clients from using us for certain applications; delays our introduction of new products or services; and our failure to keep pace with our competitors.

When used in this discussion, words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

General Information about Our Company

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013.

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”), a developer of artificial intelligence (AI) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia, Canada on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector. Cognitive Apps sold all of its issued and outstanding capital stock to the Company, becoming a 100% wholly owned subsidiary.

On August 25, 2021, the Company closed its acquisition of Belfrics Holdings Limited and its related entities (collectively “Belfrics”). The new business of operating cryptocurrency exchanges and blockchain development services in Asia and Africa. Belfrics sold all of its issued and outstanding capital stock to the Company, becoming a 100% wholly owned subsidiary.

22

Results of Operations for the Three Months Ended March 31, 2022 and 2021

For the three months ended March 31, 2022 and 2021, the Company had revenues of 2,964,111 and $0 respectively. This is as a direct result of the acquisition of Belfrics and is primarily generated by Belfrics.

For the three months ended March 31, 2022 and 2021, the Company had gross profit of $674,173 and $0, respectively. This is as a direct result of the acquisition of Belfrics and is primarily generated by Belfrics.

Total operating costs were $1,709,204 compared with $91,239 for the three months ended March 31, 2022 and 2021, respectively. The increase is directly related to higher professional fees, marketing expenses, payroll expenses, travel and meal expenditures, as well as other general and administrative expenses, primarily due to the acquisition of Belfrics.

Other Income (Expense) was $4,389,106 when compared with $4,898,351 for the three months ended March 31, 2022 and 2021, respectively. The difference of $509,245 is primarily due to a change in fair value of derivatives in 2021, and a change in fair value of contingent liability in 2022. There were no derivative calculations required in 2022, which caused in an increase of $5,003,769. In 2022, management’s assessment of the stock milestones attainable by Belfrics resulted in an increase of $4,464,254.

Net income for the three months ended March 31, 2022 was $3,354,075 as compared to net income of $4,807,112 for the three months ended March 31, 2021.

Results of Operations for the Nine Months Ended March 31, 2022 and 2021

For the nine months ended March 31, 2022 and 2021, the Company had revenues of $5,244,952 and $0, respectively. This is as a direct result of the acquisition of Belfrics and is primarily generated by Belfrics.

For the nine months ended March 31, 2022 and 2021, we had gross profit of $2,276,014 and $0, respectively. This is as a direct result of the acquisition of Belfrics and is primarily generated by Belfrics.

Total operating costs were $3,868,479 when compared with $286,629 for the nine months ended March 31, 2022 and 2021, respectively. The increase is directly related to higher professional fees, marketing expenses, payroll expenses, travel and meal expenditures, as well as other general and administrative expenses, primarily due to the acquisition of Belfrics.

Other Income (Expense) was $990,203 when compared with $8,829,754 for the nine months ended March 31, 2022 and 2021, respectively. This change is primarily due to a change in fair value of derivatives of that decreased from $9,127,156 in 2021 to $1,577,001 in 2022. This is further offset by a change in fair value of contingent liability not present in 2021, as well as a loss on impairment of intangibles. The contingent liability and the impairment is due to the acquisition of Belfrics.

Net Loss for the nine months ended March 31, 2022 was $602,262 as compared to Net Income of $8,543,125 for the nine months ended March 31, 2021.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of March 31, 2022 the Company had cash on hand of $855,759, total assets of $50,624,450, total liabilities of $26,119,132 and total stockholder’s equity of $24,505,318. As all variable convertible notes payable were converted to a fixed value, the derivative liability of $1,577,001 was final and ended on June 30, 2021. A loss on impairment of intangibles in the amount of $1,522,597 was recorded to impair cryptocurrency assets.

23

The Company’s cash was generated from a Regulation A fundraising. The Company plans to raise additional working capital via additional notes or equity sales to ensure that it will have enough cash to fund its primary operation for the next twelve (12) months.

The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s March 31, 2022 period ended. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Cash flows from operating activities for the nine-month periods ended March 31, 2022 and 2021 were $(1,211,776) and $(57,857), respectively. The change was primarily due to net loss and increased accounts payable being offset by changes in fair value of derivative liabilities, due to related parties, loss on impairment of intangibles and accrued expenses converted to stock, which are directly related to the acquisition of Belfrics.

Cash flows from investing activities totaled $(2,821,266) and $0 for the nine-month periods ended March 31, 2022 and 2021, respectively. The change was directly related to Belfrics’ purchase of intangible assets of $2,650,006, purchases of property and equipment of $279,908, offset by net cash acquired on acquisitions of $74,377 and due from related parties of 34,271.

Cash flows from financing activities totaled $4,651,000 and $85,000 for the nine-month periods ended March 31, 2022 and 2021, respectively. This is primarily due to the new proceeds from the Regulation A financing.

For the Years ended June 30, 2021 and June 30, 2020

The Company has revenue totaling $50,000 and $0 for the years ended June 30, 2021 and June 30, 2020, respectively. This new revenue is being generated by our subsidiary, Cognitive Apps.

Cost of goods sold for the years ended June 30, 2021 and June 30, 2020 was $0.

Operating expenses, which consisted of professional fees and general and administrative expenses, for the year ended June 30, 2021, were $599,590. This compares with operating expenses for the year ended June 30, 2020, of $326,614. The increase of $272,976 in operating expenses for the year ended June 30, 2021 is related to increases in contractual executive salaries and subsidiary payroll expenses.

Other Income/(Expense) increased to ($2,929,447) for the year ended June 30, 2021 vs. ($10,413,713) for the year ended June 30, 2020. The increase was directly related to the swings in derivative fair values from $(10,018,665) in 2020 to $7,274,230 in 2021. Additionally, there was a $10,036,200 loss on impairment of intangibles and a $468,505 gain on Batterfly settlement for the year ended June 30, 2021. This was offset by an increase in interest expense of $173,120 when compared to the year ended June 30, 2020.

As a result of the foregoing, we had a net loss of $3,479,037 for the year ended June 30, 2021. This compares with a net loss for the year ended June 30, 2020 of $10,740,327. The difference is primarily due to a 2021 net gain in derivatives of $7,274,230, compared to a net loss in derivatives of $10,018,665 for the year ended June 30, 2020. Additionally, there was a $10,036,200 loss on impairment of intangibles for the year ended June 30, 2021.

In its audited consolidated financial statements as of June 30, 2021, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the Company’s current financial position. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop and market our products and our ability to generate revenues.

24

Liquidity and Capital Resources

As of June 30, 2021, we had cash and cash equivalents of $230,685. As of June 30, 2020, we had cash and cash equivalents of $12,160.

Net cash from operating activities was $(175,088) for the year ended June 30, 2021. This compares to net cash from operating activities of $(21,614) for the year ended June 30, 2020. The change of ($153,474) in our net cash from operating activities for the year ended June 30, 2021 was primarily due to a change in net income /(loss) of $7,261,290, plus a change in the fair value of the derivative of $7,274,230, offset by a loss on impairment of intangibles of $10,036,200.

Cash flows from investing activities was $0 for the years ended June 30, 2021 and June 30, 2020.

Cash flows from financing activities was $400,000 for the year ended June 30, 2021, which compares to cash flows from financing activities of $0 for the year ended June 30, 2020. The increase in our cash flows from financing activities for the year ended June 30, 2021 was due to an increase in proceeds from convertible notes payable.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

BUSINESS

Our Company

Life Clips, Inc. (“Life Clips”, “LCLP”, “we,” “us,” “our,” and the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

Recent Developments

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”, “Subsidiary”), a developer of artificial intelligence (“AI”) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector.

Cognitive Apps sold all of its issued and outstanding capital stock to LCLP, becoming a wholly-owned subsidiary of LCLP.

25

Cognitive Apps provides an AI powered mental health analytics platform empowering businesses to measure, understand, and improve the mental well-being of their employees, patients or customers. The Cognitive Apps solution is driven to achieve the Three Pillars: improved diagnostic outcomes, better and more personalized care for individuals, and to decrease the overall costs and time for the care. An individual only needs to record their voice on a handset, iPad, or tablet. The Cognitive Apps assessment is designed to be administered as often as daily, in order to provide a more granular picture of changes in mental health over time. As a result, the Cognitive apps assessment can be routinely completed to monitor mental health and track variables that might be impacted by treatment.

Cognitive Apps delivers a comprehensive approach to well-being, supporting the whole person. Cognitive apps currently has partnerships with Ehave (OTC: EHVVF), Mycotopia (OTC: TWGL), Welmind EMR, Betterhelp, Belshare, and Movefit.

On August 25, 2021, LCLP closed its acquisition of Belfrics Holdings Limited and its related entities (collectively “Belfrics”) operating cryptocurrency exchanges and blockchain development services in Asia and Africa. The entities acquired are:

Belfrics Global PTE Ltd., a Singapore corporation

Belfrics BT Pvt Ltd, an India corporation

Belfrics Cryptex Pvt Ltd, an India corporation

Belfrics Tanzania Ltd, a Tanzania corporation

Belfrics Nigeria Pvt Ltd, a Nigeria corporation

Belfrics BT SDN BHD, a Malaysia corporation

Belfrics Holding Limited, a Malaysia corporation

Belfrics Academy SDN BHD, a Malaysia corporation

Belfrics International Ltd, a Malaysia corporation

Belfrics Europe SL, a Spain corporation

Belfrics Kenya Pvt. Ltd, a Kenya corporation

Incrypts SDN BHD, a Malaysia corporation

Belfrics Malaysia SDN BHD

Pursuant to the definitive agreement previously executed between Belfrics and the Company, the Company issuing the Belfrics shareholders a new class of preferred stock with an initial issuance price of $20,000,000 (Twenty Million Dollars) in the aggregate. The Belfrics shareholders can earn up to an additional $15,000,000 (Fifteen Million Dollars) by reaching certain milestones. This description of the terms of the agreement is qualified in its entirety to the Acquisition Agreement between the parties filed as an exhibit to the Current Report on Form 8-K filed on July 15.

Founded in 2015, the Belfrics digital exchange platform, which was fully developed in-house, is one of the most compliant platforms in the cryptocurrency industry. Supported by the proprietary technology of Belrium Blockchain KYC solution, the KYC (“Know Your Customer”) and AML (“Anti-Money Laundering”) process of Belfrics Exchange is well accepted compliance solution. With 10 operational offices in 8 countries, Belfrics provides localized and personalized support to digital currency traders. Through its Blockchain Academy, Belfrics provides continuous training to traders, developers and blockchain enthusiasts in more than 20 countries. Belfrics is licensed and regulated by the Labuan Financial Services Authority (LFSA) in Malaysia.

In addition to the digital assets exchange services, Belfrics’ Belrium Blockchain is a core solution over which multiple decentralized applications (dApp) are built. The Blerium-based KYC solution (BKVS) received a patent from Nigeria Patent Authority and Capital Markets Authority of Kenya (CMA) granted a Sandbox license for Belfrics to test the KYC solution for financial institutions. Belfrics has developed decentralized applications on Belrium blockchain for health, education and employment sectors.

With the acquisitions of Cognitive Apps and Belfrics LCLP is transitioning away from the Mobeego business and will be concentrating on the businesses of Cognitive Apps and Belfrics.

Cognitive Apps

Today’s healthcare providers need to find new ways to connect with their patients and improve processes across the continuum of care. Having access to a complete patient history pulled from multiple sources is the first step on the journey to better communication, higher productivity and improved patient outcomes.

The Workforce Mental Health Analytical Platform designed by Cognitive Apps addresses this problem for mental health disorders in both hospitals and clinics. It delivers a comprehensive approach to well-being, supporting the whole person, demonstrating care from the organization and integrating with the whole ecosystem.

Cognitive Apps provides instant, data-driven and actionable insight into the workforce dynamics and mental health of employees and patients. Cognitive Apps uses AI-controlled mental health monitoring tools that use voice tone and context analysis to analyze tone and emotional state. User data is not stored but instantly deleted after the analysis and all storage and data solutions are HIPAA and GDPR-compliant.

26

Cognitive Apps API is an AI-enabled technology that detects a user’s emotions and mental health and integrates the results into existing workflows. It scans emotions, exhaustion, stress, depression, moods, and mental state through voice/text messages received from users.

Cognitive Apps delivers its services through the Aiki chatbot. Aiki, is an AI-based interactive assistant that makes it easy to measure, understand, and improve the mental health of employees. The Aiki app uses voice analysis to screen for early signs of mental health conditions

Cognitive Apps has filed an FDA pre-market notification 510 (k) process to make its solution a part of clinical workflow in modern mental health care facilities

Aiki delivers CBT (Cognitive Behavioral Therapy) and IPT (Interpersonal Psychotherapy) therapies using a Chatbot which and includes the voice analysis solution that takes in other health data from Apple and Google HealthKit to make a more accurate analysis of one’s mental health. Aiki was developed to capitalize on the trend towards artificial intelligence platforms utilized by employers to raise awareness of employees’ mental health. Cognitive Apps is developed by a team of licensed psychotherapists that makes use of vocal biomarkers to screen for early signs of mental health conditions, such as stress and depression. Aiki is available on Apple’s App Store.

27

Licensing Agreements

On January 6, 2021, Cognitive Apps (Licensor) entered into its first License Agreement with Ehave, Inc. (OTCBB: EHVVF), an Ontario corporation. The Licensor is contracted to provide access to its software and systems for a fee of $100,000. Payment for the License of $25,000 is payable upon signing. The remaining subsequent payments for the first year of the License in the aggregate of $75,000 will be made in accordance with an agreed upon schedule. All payment will be in shares of Ehave, Inc. common stock. The shares shall be priced based upon the average closing price of the EHVVF common stock as quoted on its principal trading market for the 20 trading days immediately prior to the date upon which the payment is due.

Products

In April 2021, Cognitive Apps launched its Yuru 3-in-1 tool for understanding and managing your mental health. Yuru is an innovative application in the field of psychological assistance that has been developed by a team of licensed psychotherapists. Yuru is a personal mental health monitor that screens early signs of mental health conditions, such as stress and depression. In just 10 seconds, it makes use of vocal biomarkers to recognize your real current emotional state and mood, while tracking your mental health. Yuru also provides you with extensive knowledge about human development and the psychology of everyday life. Yuru involves tracking of your emotions and mood, analysis of your mental state, and treatment for improving your mental well-being.

The Aiki mobile app product was launched on the Apple App Store the 1st week of August 2021. The new AI-based intuitive mental health ChatBot was announced in a press release on August 12th. It was also available to Android users as of September. Aiki is an interactive assistant that makes it easy to measure, understand, and improve the mental health of employees. The product aims to capitalize on the trend towards artificial intelligence platforms utilized by employers to raise awareness of employees’ mental health.

Aiki uses proprietary voice tone analysis and context analysis, which is processed by Cognitive Apps’ AI. It is a next generation ChatBot for understanding and managing individual mental health that includes:

●	Tracking of emotions and mood
●	Analysis of mental state
●	Treatment for improving mental well-being

Aiki will target corporate users who want to use Cognitive Apps voice biomarkers to target improved employee mental health. According to a recent article on BenefitsPro.comi, research by Gallup shows mental health and emotional well-being have plunged to their lowest levels since 2001. Another study charted a 50% rise in depression and a 60% drop in focus among all ages in the workplace at the start of the year. Mental health at work was called one of the most far-reaching workplace issues of 2019 - well before COVID, which creates a tremendous opportunity for Aiki.

Sales

The initial results for Yuku on Apple’s App Store showed a weekly download conversion rate of 5.6% on more than 189,000 impressions and 19,900 product page views. App Units were 8,500 with average sales per paying user of $28.10. App Units are the number of first-time paid and free app purchases made on the App Store using iOS 8 and tvOS 9 or later. App updates and downloads from the same Apple ID onto other devices, and redownloads to the same device are not counted.

The Aiki app remains in testing with only a limited number of downloads.

Competition, competitive position in the industry and methods of competition

The AI and mental health apps industry is highly competitive. The Company faces intense competition from very large, international corporations, as well as from local and national companies. In addition, the Company faces competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which the Company does not have.

Cognitive Apps competitors include Sonde Health, Winterlight Labs, Uva.ai, Limeade, and RSquared.

28

Government Regulation

FDA Pre-Market Notification

Section 510(k) of the Food, Drug and Cosmetic Act requires device manufacturers who must register, to notify FDA of their intent to market a medical device at least 90 days in advance. This is known as Premarket Notification - also called PMN or 510(k). This allows FDA to determine whether the device is equivalent to a device already placed into one of the three classification categories. Thus, “new” devices (not in commercial distribution prior to May 28, 1976) that have not been classified can be properly identified. Specifically, medical device manufacturers are required to submit a premarket notification if they intend to introduce a device into commercial distribution for the first time or reintroduce a device that will be significantly changed or modified to the extent that its safety or effectiveness could be affected. Such change or modification could relate to the design, material, chemical composition, energy source, manufacturing process, or intended use.

Cognitive Apps will be filing an application under Section 510(k) upon finalizing the diagnostic claims that will be made

Health Insurance Portability and Accountability Act (HIPAA) and the Health Information Technology for Economic and Clinical Health Act (HITECH Act)

The use of individually identifiable health data by our business is regulated at federal and state levels. These laws and rules are changed frequently by legislation or administrative interpretation. Various state laws address the use and maintenance of individually identifiable health data. Most are derived from the privacy provisions in the federal Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act, or HIPAA. HIPAA includes administrative provisions directed at simplifying electronic data interchange through standardizing transactions, establishing uniform health care provider, payer, and employer identifiers, and seeking protections for confidentiality and security of patient data. The rules do not provide for complete federal preemption of state laws, but rather preempt all inconsistent state laws unless the state law is more stringent.

These regulations set standards for the security of electronic health information. Violations of these rules could subject us to significant criminal and civil penalties, including significant monetary penalties. Compliance with HIPAA regulations requires significant systems enhancements, training and administrative effort. HIPAA can also expose us to additional liability for violations by our business associates (e.g., entities that provide services to health plans).

The HITECH Act, one part of the American Recovery and Reinvestment Act of 2009, significantly broadened the scope of the privacy and security regulations of HIPAA. Among other requirements, the HITECH Act mandates individual notification in the event of a breach of unsecured, individually identifiable health information, provides enhanced penalties for HIPAA violations, requires business associates to comply with certain provisions of the HIPAA privacy and security rule, and grants enforcement authority to states’ Attorneys General in addition to the HHS Office of Civil Rights. On January 17, 2013, HHS issued the omnibus final rule on HIPAA privacy, security, breach notification requirements and enforcement requirements under the HITECH Act, and a final regulation for required changes to the HIPAA Privacy Rule for the Genetic Information Nondiscrimination Act, or GINA. The omnibus final rule becomes effective on March 26, 2013, with an applicable compliance date of September 23, 2013.

Belfrics

The Belfrics Group of Companies currently operates digital currency exchanges in several countries, including Malaysia, India, Kenya, Nigeria and Tanzania in addition to providing other blockchain related technologies and solutions. We are licensed in Malaysia by Labuan Financial Services Authority. The first exchange was started in Singapore in 2016, which was followed by expansion into Malaysia, India, Kenya, Nigeria and Tanzania.

Digital Currencies, Digital Assets and Decentralized Finance

The combined value of all digital currency assets put together has crossed $2.5 trillion as of April 2021. The growth of the digital currency market has been spectacular, and it has defied traditional wisdom. Physical assets are gradually being digitized and institutions are looking for their place in the digital currency space. Cryptocurrency, digital assets, and non-fungible tokens (NFT) have created what seems to be a wild west or gold rush atmosphere. However, irrespective of the billions of trading volume-share being enjoyed by the major cryptocurrency exchanges, owing to the nature of cross-border capital exportability and importability of the digital currencies, the digital currency exchanges will have to be regulated regionally.

Many digital currency exchanges are currently available for trading digital assets. Among them, some of the most famous exchanges are Binance, Coinbase, Bitfinex and Kraken. Billions of dollars in volume are traded on these exchanges and money is moved from one hand to another in the form of digital currency, without many restrictions or oversight from regulators or central banks. While regulators continue to study the issue there is no clear regulatory framework for cryptocurrencies and digital assets, and the anonymity that cryptocurrencies bestow creates a heightened risk for money laundering and other crime.

29

The Belfrics Solution

Belfrics, equipped with its own Blockchain-based KYC solution, is among the few global exchanges equipped to track and monitor digital currency transactions and effectively deliver inter-operable digital currency data transfer between exchanges and financial institutions. With an in house developed trading platform and with regulatory compliance experience in Asia, Asia Pacific, Africa and Middle East, Belfrics is poised to comply with upcoming regulations when such frameworks are inevitably imposed on the industry. Our end-to-end Belrium identification process is a strong measure to prevent financial client and market abuses. Belrium will be serving as a decentralized infrastructure for KYC verifications. This system will provide the key assistance in the verification and identification process or the originator and beneficiary of the transactions involved in further eliminating the risk of identifying the destination and the source of the funds that was received or sent by the client.

Belfrics is divided into several divisions:

Exchanges. We operate cryptocurrency exchanges in Malaysia, India, Kenya, Nigeria, Tanzania and Singapore. Currently, customers can trade in Bitcoin, Ethererum, Litecoin, Bitcoin cash, Ripple, Omisego, OX protocol, Storj, Golem, Belrium, Xereum, and USDT. These exchanges allow participants to buy and sell cryptocurrencies and trade cryptocurrency pairs. Belfrics intends to add the following tokens during the first half of 2022: Tron, Dodge, Stellar, Fantom, Dash, Cardano, Filetoken, DYDX, Link, WBTC, Paxgold, Matic, USDC, SHIBA.

Belfrics’s exchanges provide an online trading platform where buyers and sellers of cryptocurrencies can register an account, deposit their assets and trade with each other seamlessly. The market is operated on a 24/7 basis. For each transaction, a trading fee is charged, which ranges from 0.2% to 0.5% on the traded volume. In addition to the trading fee, the exchange also charges for listing of tokens, ancillary services for the tokens and payment gateway solutions.

Belfrics also provides custodial services for crypto holdings by providing both hot and cold wallet services. Belfrics, will be using Ledger, the world leader in custodial wallet services. A “Hot Wallet” is a wallet that is connected to the internet, enabling it to broadcast transactions. A “Cold Wallet” or “Cold Storage” is storage in any fashion that is disconnected from the internet. Common examples include offline computers, USB drives, or paper records. In addition to the security provided by Belfrics and Ledger, Ledger covers all wallet holders with a considerable amount of insurance coverage. Belfrics will be taking additional insurance coverage, specific to the exchange clients.

For December 2021, Belfrics had volume of $1.1 billion in spot exchange and $450 million in Forex and dertivatives across its exchanges generating revenue of more than $2,000,000. Currently, revenue from Forex and derivatives is limited as Belfrics is has limited its charges while it is onboarding customers during this initial phase of Forex implementation.

Through BT 18, we also provide a white label exchange platform that is a software solution for entrepreneurs looking to own and run a digital currency exchange in their market without having to invest in software and infrastructure.

KYC Solutions. The Decentralized Belrium- KYC based Blockchain is based on the fusion of public and private blockchain technology. The public blockchain enables global remittance and the private blockchain is targeted to aid KYC compliance.

The evolving regulations related to KYC (Know Your Customer) compliance have made KYC-based systems more complex and have increased the time for customer on-boarding. This is where Belrium is different. It offers customers a secure, private and decentralized ecosystem that aims to minimize the repetition related to KYC compliance, saving everybody involved considerable time and cost.

The Belfrics blockchain is built to be KYC compliant and provide a means to safely store and verify one’s digital identity. Once verified through the Belrium blockchain different organizations can verify that user’s identity without having to take possession of the user’s identity documents and risk them being disclosed to unauthorized third parties. The Belfrics blockchain is designed through Delegated Proof of Stake (DPOS) consensus mechanism. Smart contracts deployed on Belrium blockchain empowers the distributed computer programs to arrange on-line contractual agreements in a cryptographically secure fashion. These smart contracts - programs based on distributed public ledger - ensure that the Belrium blockchain remains transparent, decentralized, and protected from any kind of external efforts to manipulate the results. The Belrium KYC solution is meant to be reusable, convenient, private and secure.

Reusable - Reusable KYC lowers the total cost of ownership, as a user can share the verified claims with multiple entities. This dramatically reduces the overhead costs related to compliance and fraud prevention controls.

30

Convenient - Building a proprietary KYC capability is a costly, risky and time-consuming proposition. Companies of any size can simplify their user Onboarding experience by using Belrium – KYC compliant blockchain. Users can reuse their verified data several times.

Private - With Belrium, organizations easily obtain proof that identity information has been authenticated by a trusted institution. The company in need of KYC receives only the necessary data to fulfil the request. By eliminating the sharing of unnecessary amount of data, Belrium works to ensure user privacy.

Secure - Belrium stores a user’s personal information using high level encryption. The user reviews all requests for their information and chooses whether to approve or deny each request. The data remains under the user’s full control and Belrium makes it virtually impossible for malicious groups or hackers to gain access to the user’s information.

Research and Development. Belfrics BT is the technology division of Belfrics, dedicated to the research and development of customized blockchain solutions for government bodies and clients from the healthcare, manufacturing, supply chain, finance, banking and retail industries. With a team of more than 100 developers, consisting of both employees and independent contractors, most of whom have been technoprenuers and have worked with Silicon Valley startups prior, Belfrics BT has successfully been able to build their own blockchain, and work on large-scale blockchain solutions for governments and conglomerates from our clientele.

Learning. Belfrics Academy’s mission is to develop the global blockchain environment by bridging the knowledge gap and establishing itself as a beacon for blockchain education. It also aims to revolutionize education through blockchain technology. It is estimated that there will be a need for over 500,000 blockchain developers in the upcoming years, thus the need for effective education in this space is high.

In 2017 Belfrics was selected to participate in the Central Bank of Bahrain’s regulatory sandbox. To empower innovation in FinTech, the Central Bank of Bahrain launched a FinTech Regulatory Sandbox in 2017, enabling companies to test their technology-based solutions for up to a year under supervision. The region’s first initiative of its kind, the Sandbox is an opportunity for FinTech businesses to expand and thrive in the Gulf. To be eligible, solutions need to demonstrate innovation, customer benefit, technical testing, and an intention to be deployed in Bahrain after the sandbox period ends.

Belfrics also participates in regulatory sandbox created by the Capital Markets Authority of Kenya, as Belfrics seeks to be one of the most regulatory compliant exchanges. To that end, Belfrics provides a unified KYC system with private/public hybrid model, providing data flow rights through a permission side chain. Multiple nations/governments/entities and agencies can act as a node and share information as per request hashed onto the blockchain.

Competition

Belfrics will be competing with both global and regional exchanges.

Major Global Exchanges

Binance.com. (Malta)

Coinbase (US)

Kraken (US)

Bithumb (South Korea)

Bitfinex (Malta)

Bitfury Group Limited (The Netherlands)

Regional competitors

Wazirx (Binance owned-India)

Binance (Nigeria)

Localbitcoin (p2p, Tanzania)

Rain (Bahrain)

Bitoasis (UAE)

Binance is the dominant exchange in most of the regions that we are operating. The major challenges in these unregulated regions are the banking relations. Owing to the sheer financial capability, Binance is able to garner good banking relationship with the banking institutions. India’s Wazirx has the advantage of using Binance liquidity as it is owned by Binance.

31

The key struggle for us during the last two years has been the banking relationships as services has been on and off due to the changing strategy of banks towards cryptocurrencies. The banks have recently taken a positive approach to serve exchanges as the regulators are gearing for regularizing the digital currency space.

Government Regulation

We operate globally in a complex and rapidly evolving regulatory environment and are subject to a wide range of laws and regulations enacted by U.S. federal, state, and local and foreign governments, and regulatory authorities. The breadth of laws, rules, and regulations we are subject to include financial services and banking, consumer protection, money transmission, virtual currency, stored value and prepaid access, electronic payments, payment services, securities, commodities, and unclaimed property, as well as bespoke digital asset and cryptocurrency laws that have been promulgated in some jurisdictions. These laws, rules, and regulations evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptoeconomy, requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that regulators may disagree with our conclusions. We are not regulated as a federal bank regulated by the Office of the Comptroller of the Currency or a CFTC-regulated futures commission merchant, designated contract market, or derivatives clearing organization. In addition, our crypto asset exchange is not an SEC-regulated national securities exchange or alternative trading system.

Globally, we are subject to increasingly strict legal and regulatory requirements relating to the detection and prevention of countering terrorist financing, anti-money laundering, fraud, and other illicit activity, the regulation of competition, economic and trade sanctions, privacy, cybersecurity, information security, and data protection. These descriptions are not exhaustive, and these laws, regulations and rules (and the interpretations thereof) frequently change and are increasing in number.

The laws and regulations to which we are subject, including those pertaining to digital assets and crypto assets, are rapidly evolving and increasing in scope. Therefore, we monitor these areas closely and invest significant resources in our legal, compliance, product, and engineering teams to ensure our business practices evolve to help us comply with the current laws, regulations, and legal standards to which we are subject, as well as to plan and prepare for changes in interpretations thereof, as well as additional laws, regulations and legal standards that are introduced in the future.

Anti-money laundering and counter-terrorist financing

We are subject to various anti-money laundering and counter-terrorist financing laws, including the BSA in the United States, and similar laws and regulations abroad. In the United States, as a money services business registered with FinCEN, the BSA requires us to among other things, develop, implement, and maintain a risk-based anti-money laundering program, provide an anti-money laundering-related training program, report suspicious activities and transactions to FinCEN, comply with certain reporting and recordkeeping requirements, and collect and maintain information about our customers. In addition, the BSA requires us to comply with certain customer due diligence requirements as part of our anti-money laundering obligations, including developing risk-based policies, procedures, and internal controls reasonably designed to verify a customer’s identity. Many states and other countries impose similar, and, in some cases, more stringent requirements related to anti-money laundering and counter-terrorist financing. We have implemented a compliance program designed to prevent our platform from being used to facilitate money laundering, terrorist financing, and other illicit activity in countries, or with persons or entities, included on designated lists promulgated by OFAC and equivalent foreign authorities. Our compliance program includes policies, procedures, reporting protocols, and internal controls, and is designed to address legal and regulatory requirements as well as to assist us in managing risks associated with money laundering and terrorist financing. Anti-money laundering regulations are constantly evolving and vary from jurisdiction-to-jurisdiction. We continuously monitor our compliance with anti-money laundering and counter-terrorist financing regulations and industry standards and implement policies, procedures, and controls in light of the most current legal requirements.

Privacy and protection of user data

We are subject to a number of laws, rules, directives, and regulations relating to the collection, use, retention, security, processing, and transfer of personally identifiable information about our customers and employees in the countries where we operate. Our business relies on the processing of personal data in many jurisdictions and the movement of data across national borders. As a result, much of the personal data that we process, which may include certain financial information associated with individuals, is regulated by multiple privacy and data protection laws and, in some cases, the privacy and data protection laws of multiple jurisdictions. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between or among us, our subsidiaries, and other parties with which we have commercial relationships.

32

Intellectual Property

The protection of our technology and intellectual property is an important aspect of our business. We rely upon a combination of patents, trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property. We generally enter into agreements with our employees and consultants that contain confidentiality provisions to control access to, and invention or work product assignment provisions to clarify ownership of, our proprietary information. We may also in the future agree to license our patents to third parties as part of various patent pools and open patent projects.

We have a patent registered in Nigeria, RP: F/P/2019/166 covering blockchain based KYC verification solution.

Description of our Capital Stock

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Wyoming Business Corporations Act (“Wyoming BCA”). Please also see “Effect of Certain Provisions of our Bylaws” below.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 5,000,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Common Stock

General

As of June 3, 2022, there were 1,794,446,647 of Common Stock issued and outstanding.

Voting Rights

Holders of Company’s Common Stock are entitled to one vote per share on each matter submitted to vote of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not historically declared or paid cash dividends on our common stock.

Other Rights

Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s Common Stock or other securities. In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

All outstanding shares of Common Stock are fully paid and non-assessable.

33

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, 469-633-0101.

Quotation

Our common stock is quoted on the OTC Markets Pink Open Tier under the symbol “LCLP.”

Preferred Stock

The Company is authorized to issue from time to time, in one or more series, 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of June 3, 2022, there were three series of preferred stock designated:

Series A. There are 5,000,000 Series A Preferred Shares authorized and 5,000,000 outstanding. The Series A Preferred are not convertible into common shares, but have voting rights equal to 400 common shares for each Series A Preferred Share.

Series B. There are 5,760,000 Series B Preferred Shares authorized and 5,760,000 issued and outstanding. The Series B shares have the following rights:

●	Stated/Liquidation value of $1.00 per share
●	Dividends equal to 15% of the net profit generated by the Company’s Cognitive Apps subsidiary
●	Voting rights equal to that number of common shares into which the Series B Preferred shares are convertible into common shares.
●	After 12 months from issuance are convertible into common shares based upon 80% of average of the 5 lowest closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date.
●	The right to elect one director as a class

Series C. There are 3,500,000 Series B Preferred Shares authorized and 2,000,000 issued and outstanding. The Series C shares have the following rights:

●	Stated/Liquidation value of $10.00 per share

●	Voting rights equal to that number of common shares into which the Series B Preferred shares are convertible into common shares.
●	After 12 months from issuance are convertible into common shares based upon 80% of average of the 5 lowest closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date.
●	The right to elect one director as a class

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Properties

The Company’s operations are currently being conducted out of the Company’s office located at 875 Northeast 191 Street, Suite 500 - #218, Aventura, FL 33180. The Company’s office space is being rented for a price of $135 per month.

The Cognitive Apps subsidiary’s operations are currently being conducted out of offices located at 263 W, 49th Avenue, Vancouver, BC, V5Y2Z8, Canada. Cognitive Apps does not pay any rent for this space.

34

The Belfrics Entities subsidiary’s main corporate operations are currently being conducted out of the Belfrics Holding Limited offices at Suite C, Lot 3, Level 1, Lazenda Phase 3, OKK Abudllah, Labuan. Belfrics holds eight leases in various locations for a total price of $11,860 per month.

The Company considers the current spaces to be adequate and will reassess its needs based upon the future growth of the Company.

Legal Proceedings

On January 11, 2017, the Company received a default notice related to a $500,000 promissory note (the “Batterfly Acquisition Note”) issued to the sellers of Batterfly Energy, Ltd. (“Batterfly”) as partial consideration for the Company’s July 11, 2017 acquisition of Batterfly. The Batterfly Acquisition Note required the Company to make a payment of $250,000 on October 6, 2017 and $250,000 on February 13, 2017. The default letter states that the Company failed to pay the $250,000 payment due on October 6, 2017, which began to accrue interest of 11% from October 6, 2017. In addition, the default notice states that the Company owes $20,000 in aggregate to two of the Batterfly shareholders related to consulting fees associated with the Batterfly acquisition. Finally, the default notice states that a payment of $250,000, as well as an additional payment of $20,000 must be paid by January 23, 2017. The Company filed a claim against the sellers of Batterfly with the London Court of International Arbitration (LCIA Arbitration No: 173692) and on September 7, 2017 the parties entered into a Stipulation for Stay of Arbitration in the matter as they seek to negotiate a settlement of their claim. The claim was settled in August 2019 for which the Company agreed to issue 62,991,567 shares of common stock to the sellers of Batterfly.

All shares were issued on June 16, 2021 and as per the agreement, fully releasing the Company of any and all liens, including but not limited to, the Batterfly promissory note of $500,000, which was removed from our liabilities.

Other than as set forth above, we are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

Directors, Executive Officers and Corporate Governance

Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he/she has served as such, and the business experience during at least the last five years:

Name and Address	Age	Date Appointed to Office	Position(s)
Robert Grinberg	50	January 13, 2021	Director and Chief Executive Officer
Victoria Rudman	52	January 16, 2017	Director and Chief Financial Officer
William Singer (1)	48	March 1, 2017	Director, EVP Sales and Marketing
Dr. Manideep Gopishetty (2).	28	December 17, 2021	Director
Praveenkumar Vijayakumar (2)	45	December 17, 2021	Director

(1)	On July 28, 2021, William Singer submitted a letter of resignation from the Company’s Board of Directors, dated and effective as of July 15, 2021. The resignation was not the result of any disagreements with the Company.

(2)	On December 17, 2021, Dr. Manideep Gopishetty and Praveenkumar Vijayakumar were appointed to the Life Clips’ Board of Directors. Dr. Gopishetty was appointed pursuant to the acquisition of Cognitive Apps Software Solutions and Mr. Vijayakumar was appointed pursuant to the acquisition of Belfrics Holdings and its affiliated companies.

No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Business Experience. Information concerning the directors, officers and key employees of the Corporation follows.

Robert Grinberg, 50. Mr. Grinberg began his professional career in the financial services industry in 1991. In 1997, he opened his own independent broker-dealer, Program Trading Corp. He further evolved his business model and became a private investor placing millions of dollars to work in various industries, from oil and gas, health care, logistics, biotech, to digital therapeutics. Robert has been privately financing companies since 2004. He has extensive knowledge of securities trading, private placements, and public financing.

35

In 2018 Mr. Grinberg, along with a group of investors, acquired a multi-level company in South Florida, Stemtech.com. with a sales force of over 30 thousand strong in more than twenty countries. That same year he and a group of investors formed a partnership with Sensi Magazine. Sensi publishes print and digital magazines, creates community events, and connects people in local markets with a focus on fun-loving, healthy lifestyles.

Victoria Rudman – Director, Chief Financial Officer and Interim Chief Executive Officer

Ms. Victoria Rudman has been the Company’s Chief Financial Officer, Secretary, Treasurer and a Director since January 16, 2017, and its Interim Chief Executive Officer since April 3, 2018. Ms. Rudman has over 20 years of professional experience in multiple aspects of leadership, operations, accounting, finance, taxation and fiscal management.

Ms. Rudman has spent most of her career in Fortune 50 global investment bank and retail brokerage firms as well as small cap public companies and startup ventures. She served as Chairman and CEO of Intelligent Living Inc. from 2011-2014. Previously, Victoria held various technology controllership positions at Morgan Stanley and acted as a Vice President at Bear Stearns and Director of Business Planning & Strategy at Visual Networks, where she was the lead project manager for the entire technology business enterprise, including IPO and strategic M&A. Victoria holds a Bachelor of Business Administration in Public Accounting from Pace University, Lubin School of Business.

Dr. Charles Adelson – Director

Dr. Charles Adelson graduated from the University of Central Florida in Orlando, where he received a B.S. in Micro and Molecular Biology. Dr. Charles Adelson went on to receive his Doctor of Medical Dentistry at Nova Southeastern University’s School of Dental Medicine. He continued his studies there after completing a three-year postdoctoral surgical residency with extensive training in implant placement, periodontal surgery, and regenerative bone therapy. Dr. Charles Adelson has participated in several medical missions sponsored by the Women of Hope. He traveled to both the inner cities and the rural areas of Jamaica, providing dental care to orphan children. In addition to dentistry and philanthropy, Dr. Adelson is as well an experienced businessman owning several commercial properties throughout South Florida.

Dr. Gopishetty- Director

Dr. Gopishetty is the co-founder and CEO of Cognitive Apps Solutions Inc., an AI-based mental health startup. Prior to founding Cognitive Apps, Dr. Gopishetty worked with companies to develop healthcare commercialization strategies, designing the commercialization roadmap and advising on the execution of the strategies. He has also consulted for Sun Pharma, Novartis and Sanofi. Dr. Gopishetty received his Doctor of Medicine (MD) from Heidelberg University Zaporozhye State Medical University, and MBA from University Canada West.

Praveenkumar Vijayakumar- Director

Praveenkumar Vijayakumar is the founder and CEO of Belfrics Holdings and its affiliated companies providing proprietary blockchain solutions. He started Belfrics in 2014 and it has expanded to have a presence in more than 10 countries. Prior to founding Belfrics he was Country Head at Alpari Forex (INDIA) Pvt. Ltd. and Associate Vice President at Suhil Finance. Mr. Vijaykumar received a Bachelor of Technology in Polymer Technology, School of Technology and Applied Science and has a Master of Business Administration from University of Essex.

Term of Office

Directors hold office until the annual meeting of the Corporation’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed.

Family Relationships

Mr. Grinberg is married to Ms. Rudman’s sister. There are no other family relationships among our officers and directors.

36

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or any committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, the functions of these committees will be performed by our Board of Directors.

Director Independence

We currently have one independent director, as the term “independent” is defined by the rules of the NYSE American.

Executive Compensation

The description of our executive compensation is incorporated by reference from Part III, Item 11 of the Company’s Annual Report on Form 10-K as filed with the SEC on October 14, 2021 (see “Incorporation of Certain Information by Reference”).

Security Ownership of Certain Beneficial Owners and Management and

Related Stockholder Matters

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of December 31, 2021, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 1,742,647,934 common shares were issued and outstanding as of March 18, 2022.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)	Outstanding Series A Preferred Stock (3)	Percent of Class	Outstanding Series B Preferred Stock (4)	Percent of Class	Outstanding Series C Preferred Stock (5)	Percent of Class
Named Executive Officers and Directors:
Robert Grinberg(6)	29,877,687	1.7%	3,000,000	60.0%	-	0.0%	-	0.0%
Victoria Rudman(7)	41,495,000	2.4%	2,000,000	40.0%	-	0.0%	-	0.0%
Dr. Charles Adelson(8)	4,000,000	0.2%	-	0.0%	-	0.0%	-	0.0%
Dr. Manideep Gopishetty(9)	-	0.0%	-	0.0%	1,150,000	20.0%	-	0.0%
Praveenkumar Vijayakumar(10)	-	0.0%	-	0.0%	-	0.0%	1,100,000	55.0%
All executive officers and directors as a group (five people)	75,372,687	4.3%	5,000,000	100.0%	1,150,000	20.0%	1,100,000	55.0%

Other 5% Stockholders	None

(1) All ownership is beneficial and of record, unless indicated otherwise.

37

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown

(3) Each share of Series A Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of the Company’s stockholders. See “Description of Capital Stock” above.

(4) Each share of Series B Preferred Stock has a stated value of $1.00 per share and entitles the holder to convert to common stock, following a one year holding period, at 80% of the average of the 5 lowest closing prices over the last 20 trading days. See “Description of Capital Stock” above.

(5) Each share of Series C Preferred Stock has a stated value of $1.00 per share and entitles the holder to convert to common stock, following a one year holding period, at 80% of the average of the 5 lowest closing prices over the last 20 trading days. See “Description of Capital Stock” above.

(6) Robert Grinberg was issued Preferred Series A shares in accordance with Certificate of Action Without Meeting dated June 18, 2021.

(7) Victoria Rudman was granted 7,500,000 shares of restricted common stock on June 30, 2017; all of which have vested. Ms. Rudman’s employment contract ended on June 30, 2019. For settlement of this and all open and outstanding salary and board fee accruals, the Board consented on June 30, 2021 to (i) pay $15,000 in cash and (ii) issue 33,995,000 shares of the Company’s common stock.

Ms. Rudman’s 1,000,000 shares of Preferred Series A shares were issued in accordance with Certificate of Action Without Meeting dated June 18, 2021. The additional 1,000,000 shares were issued pursuant to a resolution of the Board of Directors at a regularly scheduled meeting.

(8) Dr. Charles Adelson was appointed as a director on August 29, 2017 and was removed as a director on April 29, 2022. Mr. Adelson was awarded a total of 1,000,000 stock options; all of which have vested. For settlement of this and all open and outstanding board fee accruals, the Board consented on June 30, 2021 to issue 3,000,000 shares of the Company’s common stock.

(9) Dr. Manideep Gopishetty was appointed as a director on 12/17/2021. Dr. Gopishetty was issued a total of 1,150,000 shares of Series B Preferred Stock upon acquisition of the Cognitive Apps subsidiary.

(10) Praveenkumar Vijayakumar was appointed as a director on 12/17/2021. Mr. Vijayakumar was issued a total of 1,100,000 shares of Series C Preferred Stock upon acquisition of the Belrfrics Group subsidiary

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

As of December 31, and June 30, 2021, $4,246,617 and $1,155,550, respectively, was due to related parties for Belfrics only and is primarily comprised of loans from the Belfrics only entities’ shareholders and are advances due on demand with no interest.

At June 30, 2021, the Company reported $34,271 due from related party, a Cog Apps shareholder. As of December 31, 2021, the amount has been repaid in full.

Family Relationships

Mr. Robert Grinberg is married to a sibling of Ms. Victoria Rudman. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon by Jonathan D Leinwand, P.A.

38

Experts

The consolidated financial statements of Life Clips, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference from our Annual Report on Form 10-K as filed with the SEC on April 16, 2021, in reliance upon the report of Accell Audit and Compliance, PA, independent registered public accounting firm. Such report is incorporated by reference upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://lifeclips.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Common Stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

39

LIFE CLIPS, INC.

INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Life Clips, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Life Clips, Inc. (the Company) as of June 30, 2019 and 2018, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for the years ended June 30, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred net losses and has minimal revenues. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019.

Tampa, Florida

November 23, 2020

3001 N. Rocky Point Dr. East, Suite 200 i Tampa, Florida 33607 i 813.367.3527

F-2

LIFE CLIPS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	June 30, 2020

ASSETS
Current assets
Cash	$230,685	$12,160
Due from Related Party	34,271	-
Total Current Assets	264,956	12,160

Investments - Ehave Inc	38,422	-

Total Assets	$303,378	$12,160

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts Payable	$399,670	$357,388
Accrued Expenses and Interest Payable	521,521	1,379,655
Due to Related Party	1,155,550	763,050
Deferred Revenue	50,000	-
Convertible Note Payable, less discount of $80,369 at June 30, 2021	3,582,872	-
Convertible Note Payable - In Default	541,051	2,428,960
Notes Payable - In Default	-	530,000
Derivative Liability - Convertible Notes Payable	1,577,001	13,249,507
Total Liabilities	7,827,665	18,708,560

Commitments and Contingencies (Note 11)

Shareholders’ deficit
Preferred Stock - Series A ($0.001 par value; 5,000,000 shares authorized, 4,000,000 and 1,000,000 shares issued and outstanding, respectively)	4,000	1,000
Preferred Stock - Series B ($0.001 par value; 5,760,000 shares authorized, 5,760,000 and 0 shares issued and outstanding, respectively)	5,760	-
Common Stock, ($0.001 par value; 5,000,000,000 shares authorized, 1,322,822,904 and 1,259,831,337 shares issued and outstanding, respectively)	1,322,823	1,259,831
Common stock to be issued	125,032	125,032
Additional paid in capital	23,866,298	9,218,935
Accumulated other comprehensive loss	(67,965)	-
Accumulated deficit	(32,780,235)	(29,301,198)
Total shareholders’ deficit	(7,524,287)	(18,696,400)

Total liabilities and shareholders’ deficit	$303,378	$12,160

The accompanying notes are an integral part of these consolidated financial statements.

F-3

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMREHENSIVE INCOME/(LOSS)

For the Years Ended

	June 30, 2021	June 30, 2020

Revenues
License Income	$50,000	$-
Cost of Goods Sold	-	-
Gross Profit	50,000	-

Operating Costs
Professional Fees	527,604	317,790
Payroll Expense	68,588	-
General and Administrative Expenses	3,398	8,824
Total Operating Costs	599,590	326,614

Loss from Operations	(549,590)	(326,614)

Other Income/(Expense)
Gain on Batterfly Settlement	468,505	-
Loss on Extinguishment of Debt	(67,814)	-
Loss on Impairment of Intangibles	(10,036,200)	-
Interest Expense	(568,168)	(395,048)
Change in Fair Value of Derivative	7,274,230	(10,018,665)
Total Other Income (Expense)	(2,929,447)	(10,413,713)
Income/(Loss) Before Income Taxes	(3,479,037)	(10,740,327)
Provision for Income Taxes	-	-
Net Income/(Loss)	$(3,479,037)	$(10,740,327)

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustment	(6,387)	-
Change in Fair Value of Investment	(61,578)	-
Comprehensive Income/(Loss )	$(3,547,002)	$(10,740,327)

Earnings/(Loss) Per Share: Basic and Diluted	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,262,254,090	1,259,831,337

The accompanying notes are an integral part of these consolidated financial statements.

F-4

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

							Common Stock	Additional	Accumulated Other		Total
	Preferred - Series A		Preferred - Series B		Common Stock		To Be	Paid-In	Comprehensive	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Loss	Deficit	Deficit
Balances as of June 30, 2019	1,000,000	$1,000	-	$-	1,259,831,337	$1,259,831	$125,032	$9,218,935	$-	$(18,560,871)	$(7,956,073)
Net Loss	-	-	-	-	-	-	-	-	-	(10,740,327)	(10,740,327)
Balances as of June 30, 2020	1,000,000	1,000	-	-	1,259,831,337	1,259,831	125,032	9,218,935	-	(29,301,198)	(18,696,400)
Series A Preferred Shares	3,000,000	3,000	-	-	-	-	-	(3,000)	-	-	-
Cognitive Apps Acquisition Shares	-	-	5,760,000	5,760	-	-	-	10,010,329	-	-	10,016,089
Mobeego Settlement Shares Issued	-	-	-	-	62,991,567	62,992	-	(31,497)	-	-	31,495
Cognitive Apps Acquisition Warrants	-	-	-	-	-	-	-	20,111	-	-	20,111
Derivatives Debt Extinguishment	-	-	-	-	-	-	-	4,546,090	-	-	4,546,090
Warrants issued with Convertible Notes Payable	-	-	-	-	-	-	-	105,330	-	-	105,330
Foreign Currency Translation Adjustment	-	-	-	-	-	-	-	-	(6,387)	-	(6,387)
Change in Value of Investment	-	-	-	-	-	-	-	-	(61,578)	-	(61,578)
Net Income	-	-	-	-	-	-	-	-	-	(3,479,037)	(3,479,037)
Balances as of June 30, 2021	4,000,000	$4,000	5,760,000	$5,760	1,322,822,904	$1,322,823	$125,032	$23,866,298	$(67,965)	$(32,780,235)	$(7,524,287)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS)

For the Years Ended

	June 30, 2021	June 30, 2020
Cash Flows From Operating Activities:
Net Income/(Loss)	$(3,479,037)	$(10,740,327)

Adjustments to Reconcile Net Income/(Loss) to Net Cash From Operating Activities:
Changes in Fair Value of Derivative Liabilities	(7,274,230)	10,018,665
Amortization of Debt Discount	99,960	22,890
Loss on Extinguishment of Debt	67,814	-
Gain on Batterfly Settlement	(468,505)	-
Loss on Impairment of Intangibles	10,036,200	-

Changes in Assets and Liabilities:
Accounts Receivable	(100,000)	-
Accounts Payable	42,282	5,001
Accrued Expenses and Interest Payable	492,199	372,157
Deferred Revenue	50,000	-
Due to Related Party	392,500	300,000
Due from Related Parties	(34,271)	-
Net Cash From Operating Activities	(175,088)	(21,614)

Cash Flows From Financing Activities:
Proceeds From Convertible Notes Payables	400,000	-
Proceeds From Notes Payable	35,000	-
Payments on Notes Payable	(35,000)	-
Net Cash From Financing Activities	400,000	-

Effect of Exchange Rate on Cash	(6,387)	-
Net Change in Cash	218,525	(21,614)

Cash at Beginning of Period	12,160	33,774

Cash at End of Period	$230,685	$12,160

Supplemental Disclosures of Cash Flow Information:
Cash Paid for:
Interest	$-	$-
Income Taxes	$-	$-

Non-cash Investing and Financing Activities
Accounts Receivable Settled in Investments	$100,000	-
Accrued Interest Converted to Convertible Notes Payable	$1,350,333	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Life Clips, Inc.

Notes to Consolidated Financial Statements

June 30, 2021 and 2020

NOTE 1. ORGANIZATION AND OPERATIONS

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended. The Company has decided to retire its core product, Mobeego batteries, and continue pursuing alternative business opportunities that will re-energize the business within the next 12 months.

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”, “Subsidiary”), a developer of artificial intelligence (AI) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector.

Cognitive Apps sold all of its issued and outstanding capital stock to LCLP, such that, becoming a 100% wholly-owned subsidiary of LCLP.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation – The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates the financial statements of its wholly-owned subsidiary and all intercompany transactions and account balances have been eliminated in consolidation.

Use of Estimates – The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Investments – The Company’s investments in marketable securities are measured at fair value with unrealized gains and losses recognized in other comprehensive income/(loss). The Company received a total of 960,559 shares of Ehave, Inc.’s common stock as payment for a licensing agreement. These shares had a total value of $100,000 upon issuance. Subsequent to issuance, the stock price of the shares decreased and an unrealized loss on the investment of $61,578 was recognized, decreasing the asset value to $38,422 at June 30, 2021.

Income Tax – The Company accounts for income taxes under Accounting Standards Certifications (“ASC”) 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share “EPS’ on the face of the consolidated statements of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments – The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

F-7

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 7). The Company accounts for its investments, at fair value, on a recurring basis under Level 1 (See Note 5)

Embedded Conversion Features – The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments – The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount – The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock Based Compensation – ASC 718 “Compensation-Stock Compensation” prescribes accounting and reporting standards for all stock-based compensation plan payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to nonemployees and consultants in accordance with the provisions of ASC 505-50 “Equity-Based Payments to Non-Employees”. Measurement of share-based payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recognition of Licensing Revenues – The Company recognizes licensing revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers”. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied, or as it is satisfied. The Company primarily sells disposable and recyclable cell phone batteries. The Company’s performance obligation is satisfied when the goods have been delivered, which is at a point in time. The Company applies the following five steps in order to determine the appropriate amount of revenue recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

Specifically for licensing arrangements, the Company determines the nature of its Subsidiary’s promise in granting a license is either to provide a right to access intellectual property, which is satisfied over time and for which revenue is recognized over time, or to provide a right to use our intellectual property, which is satisfied at a point in time and for which revenue is recognized at a point in time. The scope and applicability of the guidance about when to recognize revenue for sales-based or usage-based royalties promised in exchange for a license of intellectual property and whether restrictions of time, geographical region, or use on a license of intellectual property do not affect the identification of performance obligations.

Recently Issued Accounting Pronouncements – Financial Accounting Standards Board, or FASB ASU 2016-02 “Leases (Topic 842)”- In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their consolidated balance sheet as a right-of-use asset and a lease liability. For consolidated income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this in Fiscal Year 2020.

Subsequent Events – The Company follows the guidance in ASC 855 “Subsequent Events” for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the consolidated financial statements are issued. Pursuant to ASU 2010-09 of the FASB ASC, the Company as an SEC filer considers its consolidated financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-8

NOTE 3. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has minimal revenues, net accumulated losses since inception and an accumulated deficit of $32,780,235. These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The impact of the COVID-19 pandemic has had, and is expected to continue to have, an adverse effect on our business and our financial results. The COVID-19 pandemic has negatively affected global economy, disrupted consumer spending and global supply chains and created significant volatility and disruption of financial markets. The pandemic had and will continue to have an adverse effect on our business and financial performance. The extent of the impact of the COVID-19, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are uncertain and cannot be predicted. The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital, or require additional capital.

NOTE 4. ACQUISITION OF SUBSIDIARY

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”, “Subsidiary”), a developer of artificial intelligence (AI) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector.

Cognitive Apps sold all of its issued and outstanding capital stock to LCLP, such that, becoming a 100% wholly-owned subsidiary of LCLP.

In exchange for the acquisition, the subsidiary received the following consideration:

(a) Preferred Shares. Exchange each issued and outstanding share of Cognitive Apps common stock for 5,760,000 shares of LCLP Series B Preferred Shares. The Series B Preferred Shares are convertible based on 80% of average of the 5 lowest closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date. Notwithstanding the foregoing, in no case shall the fair market value multiplied by the total number of shares issued and outstanding be less than $5,000,000. The fair value on the date of acquisition was calculated at $10,016,089.

(b) Warrants. In addition to the Acquisition Preferred Shares, the Shareholders, on a pro-rata basis, will receive warrants to purchase a total of 3,500,000 shares of the common shares of the Company at an exercise price of $0.10. The fair value of the warrants on the date of acquisition was calculated at $20,111.

(c) Financing. The Company shall use its best efforts after Closing to provide Cognitive Apps, as a wholly owned subsidiary, up to $1,000,000 in the form of an equity investment by Corporation into the subsidiary.

Cognitive Apps had no operations and no significant assets recorded at the acquisition date. Based on the calculated purchase price of $10,036,200, the entire amount was allocated to intangible assets. Due the lack of historical operations and uncertainty regarding future operations, the Company impaired the full value of the intangible asset acquired. Also, as there were no previous operations, there are no pro forma disclosures to present.

NOTE 5. RELATED PARTY TRANSACTIONS

At June 30, 2021 and 2020, due to related parties was $1,155,550 and $763,050, respectively. At June 30, 2021, this was comprised of unpaid compensation of $776,050 to Victoria Rudman, $164,500 to William Singer, $90,000 to Charles Adelson, and $125,000 to Robert Grinberg.

As of June 30, 2021, the board approved to pay these and any other amounts due by converting them to common stock.

F-9

At June 30, 2021 and 2020, due from related party was $34,271 and $0, respectively. This amount is due from a Subsidiary shareholder.

NOTE 6. NOTES PAYABLE – IN DEFAULT

At June 30, 2020, the Company had two notes payable in the amount of $530,000, with the following terms:

1.	The Batterfly Acquisition Note required the Company to make two payments of $250,000 on October 6, 2017 and February 13, 2017. Upon failure to pay the payment due, the balance began to accrue at 11% interest per annum.
2.	On July 14, 2016, the Company issued a new promissory note to NUWA Group, LLC (“NUWA”), from which the Company received $30,000 in gross proceeds, has a maturity date of October 14, 2016, and bears interest at 5% per annum. This promissory note does not have a conversion feature.

As of June 30, 2021, all of the above Notes Payable were settled with shares of the Company’s Common Stock.

NOTE 7. CONVERTIBLE NOTES PAYABLE

On June 15, 2021, the Company entered into six Note Exchange Agreements to amend and restate 35 variable conversion notes, most of which were in default, with interest rates ranging from 3.85% to 22% to a fixed conversion rate of $0.01 with an interest rate of 8%. A total of $3,288,241 in principal and interest was converted from the variable to fixed conversion price, reducing the need for derivative calculations to the 5 remaining notes that one holder declined to exchange.

As of June 30, 2021, the Company entered into two new notes payable with Leviston Resources LLC in the amount of $375,000, with the following terms:

1.	On April 22, 2021, the Company entered into a Future Advance Convertible Promissory Note for $275,000, with a maturity date of April 22, 2023 and an interest rate of 10%. The note also allows for a second draw of up to $250,000.
2.	On June 29, 2021, the Company entered into a Promissory Note for $100,000, with a maturity date of December 23, 2022 and an interest rate of 4%.

F-10

Convertible Notes

As of June 30, 2021, the amount of the Company’s convertible notes in-default decreased to $541,051 when compared to June 30, 2020 amount of $2,428,960, as follows:

Balance at June 30, 2021	Balance at June 30, 2020	Due Date	Interest Rate at June 31, 2021
$541,051	$1,931,806	Range from 05/13/2017 to 01/20/2022	Range from 3.85% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the twenty (20) trading day period prior to the date of conversion - $0.0018 and at June 30, 2021, convertible into 133.9 million shares not including interest.
-	332,154	06/09/2017	18%	Conversion price equal to seventy five percent (75%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.0046 and at June 30, 2021, convertible into 65.9 million shares not including interest.
-	165,000	Range from 01/27/2018 to 11/15/2019	Range from 18% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.0024 and at June 30, 2021, convertible into zero shares not including interest.
3,288,241	-	06/15/2023	8%	Conversion price equal to $0.01 and at June 30, 2021, convertible into 328.8 million shares not including interest.
375,000	-	Range from 04/22/2023 to 12/23/2022	Range from 4% to 10%	Conversion price equal to $0.015 (the Qualified Regulation A Offering Subscription Price), and at June 30, 2021, convertible into 23.33 million shares not including interest.
$4,204,292	$2,428,960

The Company evaluated the convertible promissory notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative consists of the embedded conversion feature. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation.

Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Total amortization of debt discount amounted to $99,960 and $22,890 for the years ended June 30, 2021 and 2020, respectively.

As of June 30, 2021 and 2020, the debt discounts were $80,369 and $0, respectively.

F-11

NOTE 8. DERIVATIVE FINANCIAL INSTRUMENTS

The Company’s convertible promissory notes and detachable warrants gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option. Additionally, the detachable warrants contained terms and features that gave rise to derivative liability classification. As of June 30, 2021, the Company does not have enough authorized shares to settle all potential conversion and warrant transactions.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of June 30, 2021 and 2020 and the amounts that were reflected in income related to derivatives for the period ended:

	June 30, 2021
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	563	$1,577,001
Total	563	$1,577,001

*including principal and interest

	June 30, 2020
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	68,617	$13,249,507
Total	68,617	$13,249,507

*including principal and interest

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended June 30, 2021 and 2020:

	For the Years Ended
The financings giving rise to derivative financial instruments and the gain (loss) effects:	June 30, 2021	June 30, 2020
Embedded derivatives	$7,274,230	$(10,018,665)
Total	$7,274,230	$(10,018,665)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Lattice Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

F-12

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	June 30, 2021	June 30, 2020
Quoted market price on valuation date	$0.0046	$0.0003
Range of effective contractual conversion rates	$0.0018	$0.00005 - $0.00029
Contractual term to maturity	NA	NA
Market volatility:
Volatility	NA	NA
Risk-adjusted interest rate	NA	NA

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives and detachable warrants during the years ended June 30, 2021 and 2020.

	Year Ended	Year Ended
	June 30, 2021	June 30, 2020
Balances at beginning of period	$13,249,507	$3,230,842
Issuances:
Embedded derivatives	50,000	-
Conversions:
Embedded derivatives	-	-
Reclassifications to equity:
Embedded derivatives	(4,448,276)	-
Changes in fair value inputs and assumptions reflected in income	(7,274,230)	10,018,665

Balances at end of period	$1,577,001	$13,249,507

NOTE 9. EQUITY

Authorized Capital

On September 28, 2017, the Company filed Articles of Amendment authorizing 5,000,000, shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”). The Board may issue shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

F-13

Preferred Stock

Effective May 19, 2017, the Company amended its Articles of Incorporation to designate 1,000,000 shares of preferred stock as Series A Preferred Stock, with a par value of $0.001 per share (the “Series A Stock”). Each share of Series A Stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share (the “Common Stock”) and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A Stock has 400 votes on any matter submitted to the shareholders of the Company, and the Series A Stock votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A Preferred Stock is not transferrable by the holder, and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A Preferred Stock who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A Preferred Stock held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A Preferred Stock. The Series A Stock is not convertible into any other class of shares of the Company.

On June 16, 2021, the Board determined that it would be in the best interest of the Company to increase the Company’s authorized Series A Preferred stock to 5,000,000 (Five Million) shares.

Additionally, the Board authorized 5,760,000 (Five Million Seven Hundred and Sixty Thousand) shares of the Company’s Series B preferred pursuant to the acquisition of its Subsidiary. In exchange for the acquisition, the subsidiary received as consideration these Preferred Shares in exchange for each issued and outstanding share of Cognitive Apps common stock at $1.00 per share.

Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, beginning 12 months from the date of issuance, and thereafter at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) that have a Fair Market Value, in the aggregate, equal to the Series B Conversion Price. The “Series B Conversion Price” shall initially be equal to $1.00. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. “Fair Market Value” shall mean as of any date of determination, the 80% of average of the 5 lowest closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date. Notwithstanding the foregoing, in no case shall the Fair Market Value multiplied by the total number of shares issued and outstanding be less than $5,000,000.

Stock and Incentive Plan

On April 20, 2017, the Company adopted the Life Clips, Inc. 2017 Stock and Incentive Plan under which the Company may issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards of cash. A maximum of 20,000,000 shares of common stock may be issued under the plan, representing in excess of 35% of the number of the Company’s currently outstanding shares. Awards under the plan will be made at the discretion of the Board of Directors, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the plan.

Warrants

The Company did not issue any warrants during the year ended June 30, 2020.

On April 5, 2021, as part of its acquisition of Cognitive Apps, the Company issued the shareholders of the subsidiary warrants to purchase a total of 3,500,000 shares of the Company’s common stock.

Additionally, on April 22, 2021, the Company issued the holder of a convertible note payable, warrants to purchase a total of 30,000,000 shares of the Company’s common stock.

The following table shows the warrants outstanding at June 30, 2021:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Average Intrinsic Value
Outstanding, June 30, 2020	-	$-	-	$-
Granted	33,500,000	0.10	5.00	-

Outstanding, June 30, 2021	33,500,000	0.10	4.75	-
Exercisable, June 30, 2021	33,500,000	$0.10	4.75	$-

NOTE 10. INCOME TAX PROVISION

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The Company accounts for income taxes in accordance with the provisions of ASC 740, Accounting for Uncertainty in Income Taxes. The Company accounts for income taxes using an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

F-14

At June 30, 2021, the Company has a net operating loss carry-forward of $(22,694,075) available to offset future taxable income expiring through 2035. Utilization of future net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2021.

The effects of temporary differences that gave rise to significant portions of deferred tax assets at June 30, 2021 and 2020 are approximately as follows:

	June 30, 2021	June 30, 2020
Net Operating Loss Carryforward	$32,780,235	$29,301,198
Above multiplied by tax rate of	21%	21%
Gross Deferred Tax Assets	6,883,849	6,153,251
Less Valuation Allowance	(6,883,849)	(6,153,251)
Total Deferred Tax Assets – Net	$-	$-

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	Year ended June 30
	2021	2020
Income tax expense (benefit) at statutory rate	$(730,598)	$(2,255,469)
Tax Cuts and Job Act Impact	-	-
Decrease in valuation allowance	730,598	2,255,469
Income tax expense	$-	$-

The Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. It has not accrued any interest or penalties associated with income taxes. The Company files income tax returns in the United States federal jurisdiction. With few exceptions, it is no longer subject to U.S. federal, state or non-U.S. income tax authorities on tax returns filed before January 31, 2012. No tax returns are currently under examination by tax authorities.

NOTE 11. COMMITTMENTS AND CONTINGENCIES

From time to time, the Company may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters will not have a material adverse effect on consolidated results of operations, financial position, or cash flow.

F-15

NOTE 12. SUBSEQUENT EVENTS

On July 1, 2021, the Company entered into a Note Exchange Agreement to amend and restate the remaining 5 variable conversion notes, all of which were in default, with interest rates ranging from 18% to 22% to a fixed rate $0.01 with an interest rate of 8%. A total of $1,085,824 in principal and interest was converted from the variable to fixed conversion price, reducing the need for future derivative calculations.

On July 20, 2021 a Form 1-A Regulation A Offering Circular dated June 9, 2021 and its exhibits were filed with and qualified by the Securities and Exchange Commission (the “SEC”). During the months of July and August 2021, the Company entered into Subscription Agreements with Investors to offer shares of its common stock at a purchase price of $0.015 per share for total gross proceeds of up to $5,000,000. Proceeds to date are $3,125,000 with a total of 208,333,333 shares.

On August 26, 2021, the Company filed a Form 8-K announcing that it closed its acquisition of Belfrics Holdings Limited and its related entities (collectively “Belfrics”) operating cryptocurrency exchanges and blockchain development services in Asia and Africa. The entities acquired are:

Belfrics Global PTE Ltd., a Singapore corporation

Belfrics BT Pvt Ltd, an India corporation

Belfrics Cryptex Pvt Ltd, an India corporation

Belfrics Tanzania Ltd, a Tanzania corporation

Belfrics Nigeria Pvt Ltd, a Nigeria corporation

Belfrics BT SDN BHD, a Malaysia corporation

Belfrics Holding Limited, a Malaysia corporation

Belfrics Academy SDN BHD, a Malaysia corporation

Belfrics International Ltd, a Malaysia corporation

Belfrics Europe SL, a Spain corporation

Belfrics Kenya Pvt. Ltd, a Kenya corporation

Incrypts SDN BHD, a Malaysia corporation

Belfrics Malaysia SDN BHD

Pursuant to the definitive agreement previously executed between Belfrics and the Company, the Company issuing the Belfrics shareholders a new class of preferred stock with an initial issuance price of $20,000,000 (Twenty Million Dollars) in the aggregate. The Belfrics shareholders can earn up to an additional $15,000,000 (Fifteen Million Dollars) by reaching certain milestones. This description of the terms of the agreement is qualified in its entirety to the Acquisition Agreement between the parties filed as an exhibit on Form 8-K filed on July 15, 2021.

Founded in 2014, the Belfrics digital exchange platform, which was fully developed in-house, is one of the most compliant platforms in the cryptocurrency industry. Supported by the proprietary technology of Belrium Blockchain KYC solution, the KYC (“Know Your Customer”) and AML (“Anti-Money Laundering”) process of Belfrics Exchange is a well accepted compliance solution. With 10 operational offices in 8 countries, Belfrics provides localized and personalized support to digital currency traders. Through its Blockchain Academy, Belfrics provides continuous training to traders, developers and blockchain enthusiasts in more than 20 countries. Belfrics is licensed and regulated by the Labuan Financial Services Authority (LFSA) in Malaysia.

On September 26, 2021, the Company entered into a 1.75% Secured Promissory Note with Belfrics Global Pte Ltd, its wholly-owned subsidiary. The note was for a principal amount of $1,000,000, and due and payable on June 30, 2022. As collateral security for the obligations to make full and timely payment of the Principal, and all accrued interest and other amounts payable under the Note, Belfrics deposited 250,000 (two hundred and fifty thousand) Belrium tokens in the wallet of the Escrow Agent, Jonathan D. Leinwand, P.A. Upon payment of the amount due, the Belrium tokens shall be released and returned to Belfrics.

F-16

Life Clips, Inc.

Consolidated Balance Sheets

	March 31,	June 30,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$855,759	$230,685
Accounts Receivable	1,254,154	-
Due from Related Party	-	34,271
Other Current Assets	410,719	-
Total Current Assets	2,520,632	264,956

Right-of-Use Asset	264,243	-
Investments - Ehave Inc	8,549	38,422
Property and Equipment, net	1,255,943	-
Intangible Assets	46,575,083	-
Total Assets	$50,624,450	$303,378

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$3,182,560	$399,670
Accrued Expenses and Interest Payable	259,224	521,521
Deferred Revenue	-	50,000
Due to Related Party	4,110,515	1,155,550
Convertible Note Payable	3,492,293	3,582,872
Convertible Note Payable - In Default	-	541,051
Note Payable	250,000	-
Derivative Liability - Convertible Notes Payable	-	1,577,001
Lease Liability	118,325	-
Total Current Liabilities	11,412,917	7,827,665

Non-Current Liabilities:
Lease Liability, Long-Term	147,392	-
Convertible Note Payable	-	-
Contingent Liability, Long-Term	14,558,823	-
Total Liabilities	26,119,132	7,827,665

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Preferred Stock - Series A ($0.001 par value; 5,000,000 shares authorized, 5,000,000 and 4,000,000 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively)	5,000	4,000
Preferred Stock - Series B ($0.001 par value; 5,760,000 shares authorized, 5,760,000 shares issued and outstanding at March 31, 2022 and June 30, 2021)	5,760	5,760
Preferred Stock - Series C ($0.001 par value; 3,500,000 shares authorized, 2,000,000 and zero shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively)	2,000	-
Common Stock, ($0.001 par value; 5,000,000,000 shares authorized, 1,781,946,647 and 1,322,822,904 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively)	1,781,947	1,322,823
Common Stock To Be Issued	54,887	125,032
Additional Paid-In Capital	56,133,617	23,866,298
Accumulated Other Comprehensive Loss	(95,396)	(67,965)
Accumulated Deficit	(33,382,497)	(32,780,235)
Total Stockholders’ Equity	24,505,318	(7,524,287)
Total Liabilities and Stockholders’ Equity	$50,624,450	$303,378

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Life Clips, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMREHENSIVE LOSS

For the Three and Nine Months ended March 31, 2022 and 2021

(Unaudited)

	For the three month	For the three month	For the nine month	For the nine month
	period ended	period ended	period ended	period ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Revenues
Commissions and Fees	$2,043,268	$-	$3,647,085	$-
Investment Advisory	662,478	-	1,022,798	-
Administrative Services	257,922	-	504,290	-
License Income	-	-	50,000	-
App Development Income	443	-	20,779	-
Total Revenues	2,964,111	-	5,244,952	-
Cost of Goods Sold	2,289,938	-	2,968,938	-
Gross Profit	674,173	-	2,276,014	-

Operating Costs:
Professional Fees	368,192	90,373	1,089,325	283,827
Marketing Expense	995,918	-	1,835,499	-
Payroll Expense	175,197	-	488,435	-
Other General and Administrative Expenses	132,651	866	371,512	2,802
Travel and Meal Expenditures	37,246	-	83,708	-
Total Operating Costs	1,709,204	91,239	3,868,479	286,629

Loss from Operations	(1,035,031)	(91,239)	(1,592,465)	(286,629)

Other Income/(Expense):
Interest Expense	(75,119)	(105,418)	(244,212)	(297,402)
Change in Fair Value of Derivative	-	5,003,769	1,577,001	9,127,156
Change in Fair Value of Contingent Liability	4,464,254	-	1,229,876	-
Gain on Forgiveness	-	-	15,525	-
Loss on Impairment of Intangibles	-	-	(1,522,597)	-
Debt Discount Amortization	-	-	(80,369)	-
Other Income	(29)		14,979
Total Other Income (Expense)	4,389,106	4,898,351	990,203	8,829,754
Income/(Loss) Before Income Taxes	3,354,075	4,807,112	(602,262)	8,543,125
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$3,354,075	$4,807,112	$(602,262)	$8,543,125

Other Comprehensive Loss:
Foreign currency translation adjustment	34,785	-	7,116	-
Change in Value of Investment	(16,007)	-	(34,547)	-
Comprehensive Loss	$3,372,853	$4,807,112	$(629,693)	$8,543,125

Earnings/(Loss) Per Share: Basic and Diluted	**	**	**	**
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,642,083,987	1,259,831,337	1,642,083,987	1,259,831,337

**	Less than $0.01

The accompanying notes are an integral part of these consolidated financial statements.

F-18

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

For the three months ending March 31, 2022 and 2021

									Common Stock	Additional	Accumulated Other		Total Stockholders’
	Preferred - Series A		Preferred - Series B		Preferred - Series C		Common Stock		To Be	Paid-In	Comprehensive	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Loss	Deficit	(Deficit)
Balances as of December 31, 2021	4,000,000	$4,000	5,760,000	$5,760	2,000,000	$2,000	1,742,647,934	$1,742,648	$54,887	$55,770,035	$(114,174)	$(36,736,572)	$20,728,584
Stock issued for Cash	-	-	-	-	-	-	-	-	-	-	-	-	$-
Stock Issued for Services	-	-	-	-	-	-	1,422,930	1,423	-	22,700	-	-	$24,123
Accrued Expenses Converted to Stock	-	-	-	-	-	-	-	-	-	-	-	-	$-
Preferred Stock Issuance	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	$1,000
Debt Converted to Stock	-	-	-	-	-	-	37,875,783	37,876	-	340,882	-	-	$378,758
Belfrics Acquisition Shares	-	-	-	-	-	-	-	-	-	-	-	-	$-
Foreign Currency Translation Adjustment	-	-	-	-	-	-	-	-	-	-	34,785	-	$34,785
Change in Fair Value of Investment	-	-	-	-	-	-	-	-	-	-	(16,007)	-	$(16,007)
Net Income (Loss)	-	-	-	-	-	-	-	-	-	-	-	3,354,075	$3,354,075
Balances as of March 31, 2022	5,000,000	$5,000	5,760,000	$5,760	2,000,000	$2,000	1,781,946,647	$1,781,947	$54,887	$56,133,617	$(95,396)	$(33,382,497)	$24,505,318

									Common Stock	Additional	Accumulated Other		Total Stockholders’
	Preferred - Series A		Preferred - Series B		Preferred - Series C		Common Stock		To Be	Paid-In	Comprehensive	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Loss	Deficit	(Deficit)
Balances as of December 31, 2020	1,000,000	$1,000	-	$-	-	$-	1,259,831,337	$1,259,831	$125,032	$9,218,935	$-	$(25,565,185)	$(14,960,387)
Net Income	-	-	-	-	-	-	-	-	-	-	-	4,807,112	4,807,112
Balances as of March 31, 2021	1,000,000	$1,000	-	$-	-	$-	1,259,831,337	$1,259,831	$125,032	$9,218,935	$-	$(20,758,073)	$(10,153,275)

For the nine months ending March 31, 2022 and 2021

									Common Stock	Additional	Accumulated Other		Total Stockholders’
	Preferred - Series A		Preferred - Series B		Preferred - Series C		Common Stock		To Be	Paid-In	Comprehensive	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Loss	Deficit	(Deficit)
Balances as of June 30, 2021	4,000,000	$4,000	5,760,000	$5,760	-	$-	1,322,822,904	$1,322,823	$125,032	$23,866,298	$(67,965)	$(32,780,235)	$(7,524,287)
Stock issued for Cash	-	-	-	-	-	-	282,777,734	282,778	10,555	4,106,667	-	-	4,400,000
Stock Issued for Services	-	-	-	-	-	-	4,591,893	4,592		47,146	-	-	51,738
Accrued Expenses Converted to Stock	-	-	-	-	-	-	46,045,000	46,045		907,531	-	-	953,576
Common Stock Issued from Prior Periods	-	-	-	-	-	-	13,500,000	13,500	(80,700)	67,200	-	-	-
Preferred Stock Issuance	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	1,000
Debt Converted to Stock	-	-	-	-	-	-	112,209,116	112,209		1,126,549	-	-	1,238,758
Belfrics Acquisition Shares	-	-	-	-	2,000,000	2,000	-	-	-	26,012,226	-	-	26,014,226
Foreign Currency Translation Adjustment	-	-	-	-	-	-	-	-	-	-	7,116	-	7,116
Change in Fair Value of Investment	-	-	-	-	-	-	-	-	-	-	(34,547)	-	(34,547)
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(602,262)	(602,262)
Balances as of March 31, 2022	5,000,000	$5,000	5,760,000	$5,760	2,000,000	$2,000	1,781,946,647	$1,781,947	$54,887	$56,133,617	$(95,396)	$(33,382,497)	$24,505,318

									Common Stock	Additional	Accumulated Other		Total Stockholders’
	Preferred - Series A		Preferred - Series B		Preferred - Series C		Common Stock		To Be	Paid-In	Comprehensive	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Loss	Deficit	(Deficit)
Balances as of June 30, 2020	1,000,000	$1,000	-	$-	-	$-	1,259,831,337	$1,259,831	$125,032	$9,218,935	$-	$(29,301,198)	$(18,696,400)
Net Income	-	-	-	-	-	-	-	-	-	-	-	8,543,125	8,543,125
Balances as of March 31, 2021	1,000,000	$1,000	-	$-	-	$-	1,259,831,337	$1,259,831	$125,032	$9,218,935	$-	$(20,758,073)	$(10,153,275)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Life Clips, Inc.

Consolidated Statements of Cash Flows

For the Nine Months Ended

(Unaudited)

	March 31, 2022	March 31, 2021
Cash Flows From Operating Activities:
Net Income/(Loss)	$(602,262)	$8,543,125

Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Changes in Fair Value of Derivative Liabilities	(1,577,001)	(9,127,156)
Stock Issued for Services	51,738	-
Change in Fair Value of Contingent Liability	(1,229,876)	-
Loss on Impairment of Intangibles	1,522,597	-
Change in Fair Value of Investments	(4,674)	-
Depreciation	74,030
Amortization of Debt Discount	80,369	15,878
Debt Foregiveness	(15,525)	-

Changes in Assets and Liabilities:
Accounts Receivable	(1,254,154)	-
Other Current Assets	1,215,993	-
Right of Use Asset	1,474	-
Accounts Payable	(658,048)	3,771
Accrued Expenses and Interest Payable	1,233,563	281,525
Due to Related Parties	-	225,000
Deferred Revenue	(50,000)	-
Net Cash From Operating Activities	(1,211,776)	(57,857)

Cash Flows From Investing Activities:
Purchases of Property and Equipment	(279,908)	-
Due from Related Parties	34,271	-
Purchase of Intangible Assets	(2,650,006)	-
Net Cash Acquired on Acquisitions	74,377	-
Net Cash From Investing Activities	(2,821,266)	-

Cash Flows From Financing Activities:
Issuance of Stock	4,401,000	-
Proceeds From Notes Payables		35,000
Proceeds From Convertible Notes Payables	250,000	50,000
Net Cash From Financing Activities	4,651,000	85,000

Effect of Exchange Rate on Cash	7,116	-

Net Change in Cash	625,074	27,143

Cash at Beginning of Period	230,685	12,160

Cash at End of Period	$855,759	$39,303

Non-cash Investing and Financing Activities
Accrued Interest Converted to Convertible Notes Payable	$542,284	$-
Value of Common Stock Issued for Convertible Notes Payable	$1,238,758	$-
Due to Related Parties Converted to Accounts Payable	$3,105,486	$-
Value of Common Stock Issued for Accrued Interest	$953,576	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Life Clips, Inc.

Footnotes to Consolidated Financial Statements

March 31, 2022

NOTE 1. ORGANIZATION AND OPERATIONS

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013.

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”), a developer of artificial intelligence (AI) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia, Canada on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector. The Company acquired all of the issued and outstanding capital stock of Cognitive Apps, making it a 100% wholly owned subsidiary.

On August 25, 2021, the Company closed its acquisition of Belfrics Holdings Limited and its related entities (collectively “Belfrics”). Belfrics operates cryptocurrency exchanges and blockchain development services in Asia and Africa. The Company acquired all of the issued and outstanding capital stock of Belfrics, making it a 100% wholly owned subsidiary.

The Belfrics entities acquired are:

1.	Belfrics Global PTE Ltd., a Singapore corporation
2.	Belfrics BT Pvt Ltd, an India corporation
3.	Belfrics Cryptex Pvt Ltd, an India corporation
4.	Belfrics Tanzania Ltd, a Tanzania corporation
5.	Belfrics Nigeria Pvt Ltd, a Nigeria corporation
6.	Belfrics BT SDN BHD, a Malaysia corporation
7.	Belfrics Holding Limited, a Malaysia corporation
8.	Belfrics Academy SDN BHD, a Malaysia corporation
9.	Belfrics International Ltd, a Malaysia corporation
10.	Belfrics Europe SL, a Spain corporation
11.	Belfrics Kenya Pvt. Ltd, a Kenya corporation
12.	Incrypts SDN BHD, a Malaysia corporation
13.	Belfrics Malaysia SDN BHD, a Malaysia corporation

Founded in 2014, Belfrics internally developed a cryptocurrency digital exchange platform. Supported by the proprietary technology of Belrium Blockchain KYC solution, the KYC (“Know Your Customer”) and AML (“Anti-Money Laundering”) process of Belfrics Exchange is a well-accepted compliance solution. With 10 offices in 8 countries, Belfrics provides localized and personalized support to digital currency traders. Through its Blockchain Academy, Belfrics provides continuous training to traders, developers, and blockchain enthusiasts in more than 20 countries. Belfrics is licensed and regulated by the Labuan Financial Services Authority (LFSA) in Malaysia.

F-21

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation – The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates the financial statements of its wholly owned subsidiaries and all intercompany transactions and account balances have been eliminated in consolidation.

Foreign Currency Translation – The Company’s subsidiaries have 7 different functional currencies in addition to the U.S. Dollar, but its reporting currency is in U.S. Dollars. The currencies are Canadian Dollars, Euro, Indian Rupee, Kenyan Shilling, Malaysian Ringgit, Nigerian Naira, and Tanzanian Shilling. The balance sheet accounts are translated at exchange rates in effect at the end of the period and income statement accounts are translated at average exchange rates for the period. Translation gains and losses are included as a separate component of stockholders’ equity.

Use of Estimates – The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Investments – The Company’s investments in marketable securities are measured at fair value with unrealized gains and losses recognized in other comprehensive loss. The Company received a total of 960,559 shares of Ehave, Inc.’s common stock as payment for a licensing agreement. These shares had a total value of $100,000 upon issuance. Subsequent to issuance, the stock price of the shares decreased and an unrealized loss on the investment of $80,789 was recognized, decreasing the asset value to $19,211 at March 31, 2022.

Intangible Assets – The Company had no intangibles at June 30, 2021. At March 31, 2022, the Company’s intangible assets consisted of approximately $46.6 million of cryptocurrency that is recorded at historical cost and not amortized due to its indefinite life. In addition, the Company had an immaterial amount of other intangibles which are recorded at cost based on third party expenditures. The Company will begin amortizing the other intangibles over their estimated remaining useful life when it begins revenue-producing applications. Useful lives of intangible assets are determined after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Indefinite life intangibles are reviewed for impairment when circumstances suggest there could be an impairment, but at least annually.

Property and Equipment – Property and equipment includes computers and software, furniture and fittings, and office equipment. Depreciation is provided based on the estimated useful life of assets on a straight line basis which ranges from three years to five years.

Leases - The Company accounts for leases in accordance with Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Leases are included in the right of use asset, less current portion of lease liability, and long-term lease liability, in the Company’s consolidated balance sheets. Finance leases are included in right-of-use assets, lease liability and lease liability, long-term in the Company’s consolidated balance sheets.

As permitted under Topic 842, the Company has made an accounting policy election not to apply the recognition provisions to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short-term leases on a straight-line basis over the lease term.

Impairment of Long-Lived Assets – When facts and circumstances indicate that the carrying value of long-lived assets may not be recoverable, management will assess the recoverability of the carrying value by preparing estimates of revenues and the resulting gross profit and cash flows. These estimated future cash flows are consistent with those Belfrics uses in its internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, the Company recognizes an impairment loss. The impairment loss recognized, if any, is the amount by which interest charges are less than the carrying amount, or the amount by which the carrying amount of the asset (or asset group) exceeds the fair value. Belfrics may use a variety of methods to determine the fair value of these assets, including discounted cash flow models, which are consistent with the assumptions to support what management believes to be the fair value of these assets, including discounted cash flow models, which are consistent with the assumptions management believes hypothetical marketplace participants would use.

Income Tax – The Company accounts for income taxes under Accounting Standards Certifications (“ASC”) 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-22

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share “EPS’ on the face of the consolidated statements of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments – The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and interest, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 10). The Company accounts for its investments, at fair value, on a recurring basis under Level 1 (See Note 2)

Embedded Conversion Features – The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments – The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount – The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

F-23

Stock Based Compensation – ASC 718 “Compensation-Stock Compensation” prescribes accounting and reporting standards for all stock-based compensation plan payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to nonemployees and consultants in accordance with the provisions of ASC 505-50 “Equity-Based Payments to Non-Employees”. Measurement of share-based payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recognition of Revenues – The Company recognizes revenue in accordance with ASU No. 2014-09 “Revenue from Contracts with Customers” (“Topic 606”). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Topic 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Commission and fee revenues are recorded on a trade-date basis when the Company satisfies its performance obligation. The Company receives commissions on cryptocurrency transaction initiated on its platform. When the digital assets are traded, upon the execution of the order, a fee is charged instantly.

Investment advisory revenue is recognized as the services related to the underlying assignment are completed.

Administrative services are provided as one-time and also on a recurring basis. The monies are collected in advance and the revenue is recognized upon completion.

App development revenue is recognized in full when the development is completed or in stages when the development is based on stage-wise delivery.

Recently Issued Accounting Pronouncements – Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on the Company’s consolidated financial statements and related disclosures.

Subsequent Events – The Company follows the guidance in ASC 855 “Subsequent Events” for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB ASC, the Company, as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-24

NOTE 3. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has $5.2 million in revenues, net accumulated losses since inception and an accumulated deficit of $33,382,497. These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. ACQUISITION OF SUBSIDIARIES

BELFRICS

On August 25, 2021, the Company acquired 100% of Belfrics in consideration of the issuance of 2,000,000 shares of the Company’s Series C preferred stock, with the opportunity to earn an additional 1,500,000 shares of the Company’s Series C preferred stock. The consideration paid for Belfrics had a face value of $26,014,226, with the opportunity to acquire an additional $15,000,000 face value of the preferred stock. Giving effect to the formula converting the preferred stock to common stock, the value of the consideration paid at the time of closing was $41,802,925.

Voting Rights. Majority voting control of the Company lies in the Series A Preferred stock (“Series A”). The 5,000,000 shares of Series A have voting power equal to 2 billion common shares. These shares are held by Robert Grinberg, the Company’s CEO and Victoria Rudman, the Company’s CFO. Therefore, even if all preferred shares and other dilutive instruments were converted to common shares, the Series holders would still have majority voting rights.

Board Composition. There was no change in the composition of the Board of the Company immediately after the acquisition. The principal of the Belfrics Entities has the right to be appointed to the Board. However, as of the date of filing, the original board of directors remains in place post-acquisition.

Executives/Senior Management. There was no change in senior management after the acquisition. Mr. Grinberg remains CEO and Ms. Rudman remains CFO. None of the Belfrics’ principals became an executive officer of the parent company.

Based on the forgoing, management has determined that Life Clips, Inc. is both the legal and accounting acquirer as there was no change in control or management.

Consideration
Series C Preferred Stock	$26,014,226
Contingent Liability, at time of closing	15,788,699
Preferred Shares	$41,802,925

Fair value of net identifiable assets (liabilities) acquired:
Cash	$74,377
Other Current Assets	1,626,712
Intangibles	45,447,674
Property and Equipment	1,050,065
Right-of-Use Asset	97,189
Total fair value of net identifiable assets	$48,296,017

Accounts payable and accrued expenses	$335,452
Due to Related Party	6,060,451
Lease Liability	97,189
Total fair value of net identifiable liabilities	$6,493,092

Fair value of net identifiable assets (liabilities) acquired	$41,802,925

Goodwill	$-

The purchase accounting is preliminary and may change once the assessment of the purchase price allocation becomes final.

F-25

COGNITIVE APPS

On April 5, 2021, the Company closed its acquisition of Cognitive Apps Software Solutions, Inc. (“Cognitive Apps”), a developer of artificial intelligence (AI) applications for the healthcare industry and psychedelic research. Cognitive Apps was incorporated in British Columbia, Canada on November 25, 2020. Its principal business is developing, financing, producing and distributing AI based technological solutions to the mental health and healthcare sector. Cognitive Apps sold all of its issued and outstanding capital stock to the Company, becoming a 100% wholly owned subsidiary.

In exchange for the acquisition, Cognitive Apps received the following consideration:

(a) Preferred Shares. Exchange each issued and outstanding share of Cognitive Apps common stock for 5,760,000 shares of Series B Preferred (“Series B”). The Series B are convertible based on 80% of the average of the 5 lowest closing prices for a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date. Notwithstanding the foregoing, in no case shall the fair market value multiplied by the total number of shares issued and outstanding be less than $5,000,000. The fair value on the date of acquisition was calculated at $10,016,089.

(b) Warrants. In addition to the Series B shares, the previous Cognitive Apps shareholders, on a pro-rata basis, will receive warrants to purchase a total of 3,500,000 shares of the common shares of the Company at an exercise price of $0.10. The fair value of the warrants on the date of acquisition was calculated at $20,111.

Cognitive Apps had no operations and no significant assets recorded at the acquisition date. Based on the calculated purchase price of $10,036,200, the entire amount was allocated to intangible assets. Due to the lack of historical operations and uncertainty regarding future operations, the Company impaired the full value of the intangible asset acquired. Also, as there were no previous operations, there are no pro forma disclosures to present.

Pro Forma Disclosures

The following unaudited pro forma financial results reflects the historical operating results of the Company, including the unaudited pro forma results of Belfrics and Cognitive Apps for the nine months ended March 31, 2022 and the year ended June 30, 2021 (Note the Company acquired Belfrics on August 25, 2021). The pro forma financial information set forth below reflects adjustments to the historical data of the Company to give effect to each of these acquisitions and the related equity issuances as if each had occurred on July 1, 2020. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Company’s future results of operations.

The following table summarizes on an unaudited pro forma basis the Company’s results of operations for the nine months ended March 31, 2022 and for the year ending June 30, 2021:

	March 31, 2022	June 30, 2021
Revenues	$5,244,952	$170,897
Net Loss	(602,262)	(3,698,228)

Net loss per share- basic and diluted	$(0.0004)	$(0.0029)

Weighted average number of shares of common stock outstanding- basic and diluted	1,642,083,987	1,259,831,337

The calculations of pro forma net revenue and pro forma net loss give effect to the business combinations for the period from July 1, 2020 until the respective closing dates for (i) the historical net revenue and net income (loss), as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property and equipment and identifiable intangible assets acquired and the related estimated useful lives.

F-26

NOTE 5. LEASES

In connection with the acquisition of Belfrics, Inc. on August 25, 2021, the Company acquired four facilities’ leases.

Additionally, two new leases have been added as of March 31, 2022.

The properties’ location, square footage, lease commencement date, expiration date, terms and payments are as follows:

	Belfrics Holding Ltd	Belfrics International Ltd	Belfrics BT SDN BHD	Belfrics Kenya Ltd	Belfrics Cryptex Pvt Ltd	Belfrics BT Pvt Ltd
Location	OKK Abudllah, Labuan	OKK Abudllah, Labuan	OKK Abudllah, Labuan	Chiromo Road, Nairobi	Bangalore, India	Bangalore, India
Square Footage	300 sq ft	700 sq ft	300 sq ft	974 sq ft	3,123 sq ft	3,123 sq ft
Lease commencement date	January 1, 2020	January 1, 2020	January 1, 2020	January 1, 2018	October 15, 2021	January 1, 2022
Lease expiration date	December 31, 2022	December 31, 2022	December 31, 2022	April 1, 2023	October 14, 2024	December 31, 2024
Lease terms	3 years	3 years	3 years	5 years	3 years	3 years
Monthly lease payments	$717	$837	$717	$804	$3,139	$3,139

Right-of-use asset is summarized below:

	Belfrics Holding Ltd	Belfrics International Ltd	Belfrics BT SDN BHD	Belfrics Kenya Ltd	Belfrics Cryptex Pvt Ltd	BelfricsBT Pvt Ltd (India)	Total
Office Lease	$11,225	$13,096	$11,225	$61,643	$115,085	$115,085	$327,359
Less accumulated amortization	(4,842)	(5,649)	(4,842)	(21,139)	(17,789)	(8,855)	(63,116)
Right-of-use, net	$6,383	$7,447	$6,383	$40,504	$97,296	$106,230	$264,243

Operating lease liability is summarized below:

	Belfrics Holding Ltd	Belfrics International Ltd	Belfrics BT SDN BHD	Belfrics Kenya Ltd	Belfrics Cryptex Pvt Ltd	Belfrics BT Pvt Ltd (India)	Total
Office Lease	$6,383	$7,447	$6,383	$40,504	$98,279	$106,721	$265,717
Less: current portion	(6,383)	(7,447)	(6,383)	(27,866)	(35,523)	(34,723)	(118,325)
Long term portion	$-	$-	$-	$12,638	$62,756	$71,998	$147,392

Maturity of lease liabilities are as follows:

	Belfrics Holding Ltd	Belfrics International Ltd	Belfrics BT SDN BHD	Belfrics Kenya Ltd	Belfrics Cryptex Pvt Ltd	Belfrics BT Pvt Ltd (India)	Total

Year ending June 30, 2022	$2,161	$2,521	$2,161	$9,553	$9,417	$18,834	$44,647
Year ending June 30, 2023	4,322	5,042	4,322	31,843	39,081	39,081	123,691
Year ending June 30, 2024	-	-	-	-	54,868	54,868	109,736
Total future minimum lease payments	6,483	7,563	6,483	41,396	103,366	112,783	278,074
Less imputed interest	(100)	(116)	(100)	(892)	(5,087)	(6,062)	(12,357)
PV of Payments	$6,383	$7,447	$6,383	$40,504	$98,279	$106,721	$265,717

Total rent expense for the three and nine months period ended March 31, 2022 was $11,543 and $27,734, respectively.

NOTE 6. PROPERY AND EQUIPMENT

As of June 30, 2021, the Company had no property and equipment. Property and equipment as of March 31, 2022 consisted of the following:

March 31, 2022
Software Development Fees	$1,162,510
Plant and Machinery	105,715
Furniture and Fittings	43,744
Computers and Software	18,004
Accumulated Depreciation	(74,030)
Total	$1,255,943

Total depreciation expense for the nine months period ended March 31, 2022 was $74,030.

F-27

NOTE 7. RELATED PARTY TRANSACTIONS

As of March 31, 2022 and June 30, 2021, $4,110,515 and $1,155,550, respectively, was due to related parties and is primarily comprised of loans from the Belfrics entities’ shareholders and are advances due on demand with no interest.

At June 30, 2021, the Company reported $34,271 due from related party, a Cog Apps shareholder. As of March 31, 2022, the amount has been repaid in full.

NOTE 8. NOTES PAYABLE

At March 31, 2022, the Company had a $250,000 note payable at 4% interest due October 28, 2022.

NOTE 9. CONVERTIBLE NOTES PAYABLE

Convertible Notes

Balance at March 31, 2022	Balance at June 30, 2021	Due Date	Balance at March 31, 2022
$-	$541,051	Range from 05/13/2017 to 01/20/2022	Range from 3.85% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the twenty (20) trading day period prior to the date of conversion. This was converted to the below line item including interest.
2,400,639	3,288,241	06/15/2023	8%	Conversion price equal to $0.01. At March 31, 2022, convertible into 240 million shares not including interest.
1,066,654	-	07/01/2023	8%	Conversion price equal to $0.01. At March 31, 2022, convertible into 106.7 million shares not including interest.
25,000	375,000	Range from 12/23/2022 to 04/22/2023	Range from 4% to 10%	Conversion price equal to $0.015. At December 31, 2021, $350,000 was converted into 23.3 million shares, excluding interest.
-	(80,369)	Less: Discount
$3,492,293	$4,123,923

The Company evaluated the convertible promissory notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative consists of the embedded conversion feature. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. See Note 10 for further discussion.

Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Total amortization of debt discount amounted to $0 and $35,904 for the nine months ended March 31, 2022 and 2021, respectively.

The debt discount was $0 and $80,369 at March 31, 2022 and June 30, 2021, respectively.

F-28

NOTE 10. DERIVATIVE FINANCIAL INSTRUMENTS

As of March 31, 2022, the Company no longer has any derivatives.

The Company’s convertible promissory notes and detachable warrants gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option. Additionally, the detachable warrants contained terms and features that gave rise to derivative liability classification. As of June 30, 2021, the Company does not have enough authorized shares to settle all potential conversion and warrant transactions.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of June 30, 2021 and the amounts that were reflected in income related to derivatives for the period ended:

	June 30, 2021
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	563	$1,577,001
Total	563	$1,577,001

*	including principal and interest

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the period ended June 30, 2021:

The financings giving rise to derivative financial instruments and the gain (loss) effects:	June 30, 2021
Embedded derivatives	$7,103,673
Total	$7,103,673

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Lattice Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

June 30, 2021
Quoted market price on valuation date	$0.0046
Range of effective contractual conversion rates	$0.0018
Contractual term to maturity	NA
Market volatility:
Volatility	NA
Risk-adjusted interest rate	NA

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives and detachable warrants during the nine months ended March 31, 2022 and the year ended June 30, 2021.

		Year Ended
	March 31, 2022	June 30, 2021
Balances at beginning of period	$1,577,001	$13,249,507
Issuances:
Embedded derivatives	-	50,000

Conversions:
Embedded derivatives	-	-

Reclassifications to equity:
Embedded derivatives	-	(4,448,276)

Changes in fair value inputs and assumptions reflected in income	(1,577,001)	(7,274,230)

Balances at end of period	$-	$1,577,001

F-29

NOTE 11. EQUITY

Authorized Capital

On September 28, 2017, the Company filed an Article of Amendment authorizing 5,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”). The Board may issue shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Preferred Stock

Effective May 19, 2017, the Company amended its Articles of Incorporation to designate 1,000,000 shares, which increased to 5,000,000 on June 16, 2021, of preferred stock as Series A Preferred Stock, with a par value of $0.001 per share. Each share of Series A ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A has 400 votes on any matter submitted to the shareholders of the Company, and the Series A votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A is not transferrable by the holder, and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A. The Series A is not convertible into any other class of shares of the Company.

Additionally, the Board authorized 5,760,000 shares of the Company’s Series B Convertible Preferred Stock (“Series B”) pursuant to the acquisition of Cognitive Apps.

Each share of Series B shall be convertible, at the option of the holder thereof, beginning 12 months from the date of issuance, and thereafter at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and nonassessable shares of common stock (whether whole or fractional) that have a fair market value, in the aggregate, equal to the Series B conversion price.

The Series B conversion price shall initially be equal to $1.00 and shall be subject to adjustment as provided below. Fair market value shall mean, as of any date of determination, 80% of average of the 5 lowest closing prices for a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date. Notwithstanding the foregoing, in no case shall the fair market value multiplied by the total number of shares issued and outstanding be less than $5,000,000.

In conjunction with the acquisition of Belfrics, the Company filed a designation authorizing and designating 3,500,000 shares of Series C Convertible Preferred Stock (“Series C”).

F-30

Each share of Series C shall be convertible, at the option of the holder thereof, beginning 12 months from the date of issuance, and thereafter at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and non-assessable shares of common stock (whether whole or fractional) that have a fair market value, in the aggregate, equal to the Series C conversion price.

The Series C conversion price shall initially be equal to $10.00 and shall be subject to adjustment as provided below. Fair market value shall mean, as of any date of determination, 80% of average of the 5 lowest closing prices for a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date. Notwithstanding the foregoing, in no case shall the fair market value multiplied by the total number of shares issued and outstanding be less than $5,000,000.

Stock and Incentive Plan

On April 20, 2017, the Company adopted the Life Clips, Inc. 2017 Stock and Incentive Plan under which the Company may issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards of cash. A maximum of 20,000,000 shares of common stock may be issued under the plan, representing in excess of 1% of the number of the Company’s currently outstanding shares. Awards under the plan will be made at the discretion of the Board of Directors, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the plan.

NOTE 12. COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters will not have a material adverse effect on consolidated results of operations, financial position, or cash flow.

NOTE 13. SUBSEQUENT EVENTS

On April 6, 2022, the Company and its subsidiary, Belfrics, entered into a satisfaction and release agreement, wherein the Company accepted payment of 1,000,000 BEL (Belrium Tokens) for the forgiveness of $3,000,000 in notes plus interest.

On April 10, 2022, the Company entered into an exchange agreement with Seven Knots, LLC. The Company exchanged 62,903 BEL, in satisfaction of the note held by Seven Knots resulting in the Company reducing its notes payable by $250,000, including interest payable of $6,247.

On April 10, 2022, the Company entered into three exchange agreements: one with Keystone Capital Partners, LLC, and two with Mastiff Group, LLC. The Company exchanged 748,222 BEL, reducing its convertible debt, including interest, by $3,042,699.

On April 10, 2022, the Company entered into an exchange agreement with Keystone Capital Partners, LLC. The Company exchanged 38,876 BEL, for Keystone’s subscription for 10,555,600 common stock shares with an aggregate purchase price of $158,334 received by the Company on November 19, 2021, as part of the original Regulation A offering.

On April 12, 2022, the Company entered into three exchange agreements with Crest Ventures, LLC, Long Side Ventures, LLC, and Taconic Group, LLC. The Company exchanged 141,750 BEL, for outstanding convertible debt, held by Crest, Long Side and Taconic, in the aggregate amount including interest, of $565,438.

On April 21, 2022, the Company received $125,000 from Keystone Capital Partners, LLC as part of the Regulation A Tier 2 offering, for which it issued 12,500,000 shares of common stock on April 29, 2022.

F-31

PROSPECTUS

Life Clips, Inc.

510,000,000 shares of Common Stock

June 7, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$447
Legal fees and expenses	70,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	3,500
Miscellaneous	3,500

Total	$87,447

Item 14. Indemnification of Directors and Officers.

Section 17-16-856 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

- any breach of the director's duty of loyalty to the corporation or its stockholders;

- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- payments of unlawful dividends or unlawful stock repurchases or redemptions; or

- any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

See also the undertakings set out in response to Item 17 herein.

II-1

Item 15. Recent Sales of Unregistered Securities.

On August 17, 2021, we issued 1,000,000 shares of Common Stock to Leviston Resources pursuant to the partial conversion of a note.

On December 29, 2021, we issued 476,474 shares of Common Stock to Atlanta Capital Partners in payment of services rendered

On January 12, 2022, we issued 2,833,798 shares of Common Stock to RT Acquisitions LLC pursuant to to the partial conversion of a note.

On February 7, 2022, we issued 515,169 shares of Common stock to Alan Cooper for services rendered.

On February 9, 2022, we issued 35,041,985 shares of Common Stock to Crest Ventures in conversion of a note.

All of the securities referred to, above, were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Regulation D promulgated thereunder. All of the foregoing securities as well the Common Stock issuable upon conversion or exercise of such securities, have not been registered under the Securities Act or any other applicable securities laws and are deemed restricted securities, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The offering and sales of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-2

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description

3.1(i)	Articles of Incorporation of Life Clips, Inc., as Amended
3.2(ii)	Amended Bylaws of Life Clips, Inc.
5.1*	Opinion of Jonathan D. Leinwand, P.A.
10.1	Executive Employment Agreement, dated as of June 30, 2017, by and between Life Clips, Inc. and Victoria Rudman incorporated by reference to Form 10-K filed by Life Clips on July 11, 2-18
10.2	Stock Purchase Agreement with Batterfly Energy Ltd., incorporated by reference to Form 8-K filed by Life Clips on June 14, 2016
10.3	Amendment to Stock Purchase Agreement with Batterfly Energy Ltd. incorporated by reference to Form 8-K filed by Life Clips on July 7, 2016
10.4	Executive Employment Agreement, dated as of June 23, 2021, by and between Life Clips, Inc. and Robert Grinberg.
10.5	Executive Employment Agreement, dated as of June 23, 2021, by and between Life Clips, Inc. and Victoria Rudman.
10.6	Belfrics Acquisition Agreement incorporated by reference to Form 8-K filed on July 15, 2021
10.7	Amended and Restated Acquisition Agreement dated November 11, 2021, by and between Life Clips, Inc. and the “Belfrics Entities”, incorporated by reference to Form 8-K filed by Life Clips on December 8, 2021.
10.8	Intellectual Property License Agreement, dated as of October 22, 2021, by and between Life Clips, Inc. and Software Research Labs LLC. Incorporated by reference to Form 1-A filed February 1, 2022
10.9	Common Stock Purchase Agreement, dated as of March 16, 2022, by and between Life Clips, Inc. and Mastiff Group LLC
10.10	Registration Rights Agreement, dated as of March 16, 2022, by and between Life Clips, Inc. and Mastiff Group LLC
10.11*	Amendment to Common Stock Purchase Agreement, dated as of March 16, 2022
23.1*	Consent of Accell Audit & Compliance, P.A.
23.2*	Consent of Jonathan D. Leinwand, P.A. (contained in Exhibit 5.1 filed herewith)
107	Filing Fee Table

* Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Miami, Florida, on June 14, 2022.

LIFE CLIPS, INC.

By:	/s/ Robert Grinberg
Name: Robert Grinberg
Title: Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Victoria Rudman
Name: Victoria Rudman
Title: Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Grinberg and Victoria Rudman, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Grinberg	Chief Executive Officer and Director	June 14, 2022
Robert Grinberg	(Principal Executive Officer)

/s/ Victoria Rudman	Chief Financial Officer and Treasurer	June 14, 2022
Victoria Rudman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Manideep Gopishetty	Director	June 14, 2022
Dr. Manideep Gopishetty

/s/ Praveenkumar Vijayakumar	Director	June 14, 2022
Praveenkumar Vijayakumar

II-4